                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             Owens & Minor, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                           [OWENS & MINOR, INC. LOGO]

                                   Notice of

                                      2001

                                 Annual Meeting

                                      and

                                Proxy Statement

            WHETHER OR NOT YOU PRESENTLY PLAN TO ATTEND THE MEETING IN PERSON, THE BOARD OF DIRECTORS URGES YOU TO SIGN AND
                   RETURN THE PROXY IN THE ENCLOSED ENVELOPE.

                              Owens & Minor, Inc.
                                 4800 Cox Road
                        Glen Allen, Virginia 23060-6292

                                                           [OWENS & MINOR LOGO]

                                           4800 Cox Road, Post Office Box 27626
                                                Glen Allen, Virginia 23060-6292
                                              (804) 747-9794 FAX (804) 270-7281

March 13, 2001

Dear Shareholders:

  It is my pleasure to invite you to our Annual Meeting of Shareholders on Thursday, April 26, 2001 at 10:00 a.m. The meeting will be held at the Vir-ginia Historical Society, 428 North Boulevard, Richmond, Virginia. Directions are on the back of the Proxy Statement. Morning refreshments will be served. For those shareholders unable to attend the meeting, an audio of the Annual Meeting will be available for 30 days following the Annual Meeting on our website at www.owens-minor.com.

  The primary business of the meeting will be (i) to elect four directors,
(ii) to approve an amendment increasing the number of shares that may be issued under and extending the term of our 1998 Stock Option and Incentive Plan and (iii) to ratify KPMG LLP as our independent auditors. In addition to considering these matters, we will review major developments since our last shareholders meeting as well as opportunities in 2001 and beyond.

  Please complete, sign and return the enclosed proxy card as soon as possible in the postage-paid envelope provided. Your vote is important. All of us at Owens & Minor appreciate your continued interest and support.

            Warm regards,
            /s/ G. Gilmer Minor, III

            G. GILMER MINOR, III
            Chairman and Chief Executive Officer

Proxy Statement
Table of Contents                                                                    Page
------------------------------------------------------------------------------------ ----
Notice of Meeting...................................................................   1
Questions and Answers...............................................................   2
Board Meetings and Committees.......................................................   3
Director Compensation...............................................................   4
Proposal 1 -- Election of Directors.................................................   5
  Nominees for Election.............................................................   5
  Directors Continuing in Office....................................................   6
  Retiring Director.................................................................   7
Proposal 2 -- Approval of Amendment to Increase Authorized Shares under and Extend
 Term of 1998 Stock Option and Incentive Plan.......................................   8
Proposal 3 -- Approval of Independent Auditors .....................................  12
  Report of the Audit Committee.....................................................  12
Stock Ownership Information.........................................................  13
  Compliance with Section 16(a) Reporting...........................................  13
  Stock Ownership Guidelines........................................................  13
  Stock Ownership by Management and the Board of Directors..........................  14
Executive Compensation..............................................................  15
  Summary Compensation Table........................................................  15
  2000 Option Grants................................................................  16
  2000 Option Exercises and Year-End Option Values..................................  16
  Retirement Plans..................................................................  17
  Report of the Compensation & Benefits Committee...................................  18
  Comparison of Five-Year and Ten-Year Cumulative Total Return......................  21
  Severance Agreements..............................................................  22
Appendix A -- Audit Committee Charter...............................................  23


                            YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the Annual Meeting, please sign and return the proxy card in the enclosed envelope.

                          [OWENS & MINOR, INC. LOGO]

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                      To Be Held Thursday, April 26, 2001

To the Shareholders of Owens & Minor:

  The Annual Meeting of Shareholders of Owens & Minor will be held on Thurs-day, April 26, 2001 at 10:00 a.m. at the Virginia Historical Society, 428 North Boulevard, Richmond, Virginia.

  The purposes of the meeting are:

  1.To elect four directors to serve until the Annual Meeting of Shareholders in 2004;

  2. To approve an amendment increasing the number of shares that may be issued under and extending the term of the 1998 Stock Option and Incen-tive Plan;

  3.To ratify the appointment of KPMG LLP as independent auditors; and

  4.To transact any other business properly before the Annual Meeting.

  Shareholders as of March 1, 2001 will be entitled to vote at the Annual
Meeting.

  Your attention is directed to the attached Proxy Statement. This Proxy Statement, proxy card and Owens & Minor's 2000 Annual Report are being dis-tributed on or about March 13, 2001.

By Order of the Board of Directors

Drew St. J. Carneal
Senior Vice President,
General Counsel & Secretary

                              [OWENS & MINOR LOGO]

Street Address                                           Mailing Address
4800 Cox Road                                            P.O. Box 27626
Glen Allen, Virginia 23060-6292                    Richmond, Virginia 23261-7626


                                PROXY STATEMENT
                         Annual Meeting of Shareholders
                          to be held on April 26, 2001

QUESTIONS AND ANSWERS

Q:  What am I voting on?

A: Proposal 1: The election of the following four directors, each for a three-year term: A. Marshall Acuff, Jr., Henry A. Berling, James B. Farinholt, Jr. and Anne Marie Whittemore.

    Proposal 2: Approval of an amendment to our 1998 Stock Option and Incentive Plan to:

   (i) increase from 1,380,000 to 2,780,000 the number of shares that may be issued under the plan; and

  (ii) extend the term of such plan by two years to April 28, 2005.

  Proposal 3: Ratification of KPMG LLP as Owens & Minor's independent audi-tors.

Q:  Who is entitled to vote?

A: Shareholders as of the close of business on March 1, 2001 (the Record Date) are entitled to vote. Each share of Common Stock is entitled to one vote.

Q:  How do I vote?

A: Vote by completing, signing and returning the enclosed proxy card. You may revoke a proxy prior to the meeting by (1) submitting a subsequently dated proxy, (2) giving notice in writing to the Secretary of the Company or (3) voting in person at the meeting.

Q:  What happens if I don't make selections on my proxy card?

A: If you sign your proxy card, but do not make any selections, you give authority to the individuals designated on the proxy card to vote on the three proposals and any other matter that may arise at the meeting. All proxies will be voted in favor of each proposal unless otherwise indicated on the proxy card.

Q:  What does it mean if I get more than one proxy card?

A: Your shares are probably registered differently or are held in more than one account. Sign and return all proxy cards to ensure that all your shares are voted. Please have all of your accounts registered in the same name and address. You may do this by contacting our transfer agent, The Bank of New York, at 1-800-524-4458.

Q:  What constitutes a quorum?

A: As of March 1, 2001, 33,281,763 shares of Owens & Minor Common Stock were issued and outstanding. A majority of the outstanding shares, present or represented by proxy, constitutes a quorum. A quorum is required to conduct the Annual Meeting. If you vote by proxy card, you will be considered part of the quorum. Abstentions and shares held by brokers that are voted on any matter are included in the quorum.

Q:  Which shareholders own at least 5% of Owens & Minor?

A: Wellington Management Company, LLP (75 State Street, Boston, MA 02109) owned 4,542,100 shares, or 13.65%, as of February 14, 2001. Of these 4,542,100 shares, 2,412,100 shares, or 7.25%, were owned by Vanguard Specialized Funds--Vanguard Health Care Fund (P.O Box 2600, Valley Forge, PA 19482) as of February 9, 2001.

    Westport Asset Management, Inc. (253 Riverside Avenue, Westport, CT 06880) owned 3,051,416 shares, or 9.17%, as of February 12, 2001.

    Putnam Investments, LLC. (One Post Office Square, Boston, MA 02109) owned 2,907,693 shares, or 8.74%, as of February 13, 2001.

Q: What percentage of Owens & Minor stock is owned by its directors and officers?

A:As of March 1, 2001, approximately 8.37%.

Q:  When are the shareholder proposals due for the year 2002 Annual Meeting?


A: To be included in the Company's proxy statement and proxy card for the 2002 Annual Meeting, shareholder proposals must be submitted in writing on or before November 13, 2001 to Drew St. J. Carneal, Senior Vice President, General Counsel & Secretary, Owens & Minor, 4800 Cox Road, Glen Allen, VA 23060. All proposals must comply with the applicable requirements of the Federal securities laws for inclusion in the Company's proxy statement. In addition, a shareholder proposal that is to be raised at the 2002 Annual Meeting but not included in the Company's proxy statement must be submitted in writing to the above address on or before December 13, 2001 in accordance with (and containing the information required by) the Company's Bylaw provisions, a copy of which may be obtained by contacting the Secretary at the address indicated above.

Q:  What are the costs of soliciting proxies?

A: Owens & Minor will pay all costs of this proxy solicitation. Corporate Investor Communications has been retained to aid in the distribution and solicitation of proxies for approximately $4,500 plus expenses. The Company will reimburse stockbrokers and other custodians, nominees and fiduciaries for their expenses in forwarding proxy and solicitation materials.

BOARD MEETINGS AND COMMITTEES

  The Board of Directors held six meetings during 2000. All directors attended at least 75% of the total meetings of the Board of Directors and any committees on which they serve.

  The Board of Directors has the following committees:

  Executive Committee: Exercises limited powers of the Board when the Board is not in session.

  Audit Committee: Oversees the Company's financial reporting and internal con-trol structure and serves as a direct line of communication among the Company's independent auditors, internal audit department and the Board. Recommends the Company's independent auditors. All members are non-employee directors.

  Compensation & Benefits Committee: Administers executive compensation pro-grams, policies and practices. Advises the Board on salaries and compensation of the executive officers and makes other studies and recommendations concern-ing compensation and compensation policies. All members are non-employee direc-tors.

  Governance & Nominating Committee: Considers and recommends nominees for election as directors and officers. Reviews and evaluates the procedures, prac-tices and policies of the Board and its members. All members are non-employee directors.

  Strategic Planning Committee: Reviews and makes recommendations for the stra-tegic direction of the Company.

                          BOARD COMMITTEE MEMBERSHIP

                                       Compensation &           Governance & Strategic
         Director          Board Audit    Benefits    Executive  Nominating  Planning
--------------------------------------------------------------------------------------
  A. Marshall Acuff, Jr.      X     X
--------------------------------------------------------------------------------------
  Henry A. Berling            X                            X                      X
--------------------------------------------------------------------------------------
  Josiah Bunting, III         X     X                                 X           X
--------------------------------------------------------------------------------------
  John T. Crotty              X     X         X                                   X
--------------------------------------------------------------------------------------
  James B. Farinholt, Jr.     X     X*                     X                      X
--------------------------------------------------------------------------------------
  Vernard W. Henley           X     X         X                       X
--------------------------------------------------------------------------------------
  E. Morgan Massey            X                            X          X           X*
--------------------------------------------------------------------------------------
  G. Gilmer Minor, III        X*                           X*                     X
--------------------------------------------------------------------------------------
  Peter S. Redding            X     X         X                                   X
--------------------------------------------------------------------------------------
  James E. Rogers             X               X*           X                      X
--------------------------------------------------------------------------------------
  James E. Ukrop              X     X         X                       X
--------------------------------------------------------------------------------------
  Anne Marie Whittemore       X               X            X          X*
--------------------------------------------------------------------------------------
  No. of meetings in 2000     6     4         3            2          3           2

  *Chairperson

DIRECTOR COMPENSATION

  Employee directors receive no additional compensation other than their nor-mal salary for serving on the Board or any of its committees.

  Non-employee directors receive the following annual cash and stock compensa-tion:

                          DIRECTOR COMPENSATION TABLE

         Type of Compensation                    Cash            Stock
-------------------------------------------------------------------------------
  Annual Retainer                               $12,500         $12,500
-------------------------------------------------------------------------------
  Additional Retainer for Committee Chair       $ 3,500
-------------------------------------------------------------------------------
  Board or Committee Attendance Fee (per
   meeting)                                     $ 1,200*
-------------------------------------------------------------------------------
  Board or Committee Telephone Conference (per
   meeting)                                     $   800
-------------------------------------------------------------------------------
  Stock Options                                          Option for 3000 shares


  *The attendance fee for any committee meeting held on the same day as a Board meeting is $800. The attendance fee for multiple committee meetings held on the same day is $1,200 for the first meeting and $800 for each additional meeting.

  Directors may defer the receipt of all or part of their director fees. Amounts deferred are "invested" in bookkeeping accounts that measure earnings and losses based on the performance of a particular investment. Directors may elect to defer their fees into the following two subaccounts: (i) an account based upon the price of the Common Stock and (ii) an account based upon the current interest rate of the Company's fixed income fund in its 401(k) plan. Subject to certain restrictions, a director may take cash distributions from a deferred fee account either prior to or following the termination of his or her service as a director. Directors are also permitted to receive payment of their director fees in Common Stock.

PROPOSAL 1: ELECTION OF DIRECTORS

  The Board of Directors is divided into three classes for purposes of elec-tion. One class is elected at each Annual Meeting to serve for a three-year term. Four directors will be elected at the Annual Meeting to serve for a three-year term expiring at the Company's Annual Meeting in the year 2004. Each nominee has agreed to serve if elected. If any nominee is not able to serve, the Board may designate a substitute or reduce the number of directors serving on the Board.

  Unless otherwise directed, a proxy will be voted for the nominees shown below. Each nominee must be elected by a plurality of shares voted in this election. Votes that are withheld and broker shares that are not voted in the election of directors will not be included in determining the number of votes cast.

  Information on each nominee and each continuing director, including age and principal occupation during the past five years, is set forth below.

  The Board of Directors recommends a vote FOR the election of each nominee as director.

NOMINEES FOR ELECTION

For Three-Year Term Expiring in 2004:

                                 A. Marshall Acuff, Jr., 61, is Senior Vice
                                 President and Managing Director of Salomon
                                 Smith Barney, Inc. where he is responsible for equity strategy as a member of the firm's Investment Policy Committee. Mr. Acuff serves as National Chair for the Association of Gov-erning Boards of Colleges and Universities and is a member of the Board of Directors of Sweet Briar College. He also serves as a board member of the Virginia Foundation for Independent Colleges, the Jamestown-Yorktown Foundation, Inc., the Episcopal Church Foun-dation and the Endowment Association of the College of William and Mary. Mr. Acuff has been a director since January 2001.
[PHOTO OF A. MARSHALL ACUFF, JR.]

                                 Henry A. Berling, 58, is Executive Vice Pres-ident, Partnership Development of Owens & Minor and has served in this position since 1995. From 1996 to 1998, he also served as the Company's Chief Sales Officer. Mr. Berling has been a director since 1998.
[PHOTO OF HENRY A. BERLING]

                                 James B. Farinholt, Jr., 66, is Special
                                 Assistant to the President for Economic
                                 Development of Virginia Commonwealth Univer-sity, advising on campus expansion and com-mercialization of scientific discoveries. He is a member of the Board of Directors of PharmaNetics Inc. and the VCU Intellectual Properties Foundation. Mr. Farinholt has been a director since 1974.

[PHOTO OF JAMES B. FARINHOLT, JR.]

[PHOTO OF ANNE MARIE WHITTEMORE]

                                 Anne Marie Whittemore, 55, is a partner in the law firm of McGuireWoods LLP. Mrs. Whit-temore also serves on the Boards of Directors of T. Rowe Price Group, Inc. and Albemarle Corporation. Mrs. Whittemore has been a director since 1991.


DIRECTORS CONTINUING IN OFFICE

Terms expiring in 2003:

[PHOTO OF JOSIAH BUNTING, III]

                                 Josiah Bunting, III, 60, is Superintendent of the Virginia Military Institute, Lexington, Virginia. From 1987 to 1995, he served as Headmaster of The Lawrenceville School. Gen-eral Bunting has been a director since 1995.


[PHOTO OF JOHN T. CROTTY]
                                 John T. Crotty, 63, is Managing Partner of
                                 CroBern Management Partnership, a healthcare investment firm, and President of CroBern, Inc., a healthcare consulting and advisory firm. Prior to co-founding these businesses, Mr. Crotty held several senior management positions during 19 years with American Hos-pital Supply Corporation, including corporate vice president of planning and business development and president of the services operating group. He also serves on the Boards of Directors of three private companies in the healthcare industry. Mr. Crotty has been a director since 1999.

[PHOTO OF JAMES E. ROGERS]
                                 James E. Rogers, 55, is President of SCI
                                 Investors Inc, a private equity investment firm. Mr. Rogers also serves on the Boards of Directors of Wellman, Inc., Caraustar Indus-tries, Inc., Chesapeake Corporation and Cad-mus Communications. Mr. Rogers has been a director since 1991.

[PHOTO OF JAMES E. UKROP]
                                 James E. Ukrop, 63, is Chairman of Ukrop's
                                 Super Markets, Inc., a retail grocery chain, and Chairman of First Market Bank. Mr. Ukrop also serves on the Board of Directors of Legg Mason, Inc. Mr. Ukrop has been a director since 1987.

  Terms expiring in 2002:

[PHOTO OF VERNARD W. HENLEY]
                                 Vernard W. Henley, 71, is Chairman of the
                                 Board and Chief Executive Officer of Consoli-dated Bank and Trust Company, Richmond, Vir-ginia. Mr. Henley has been a director since 1993.

[PHOTO OF G. GILMER MINOR]
                                 G. Gilmer Minor, III, 60, is Chairman and
                                 Chief Executive Officer of Owens & Minor. Mr. Minor also serves on the Board of Directors of SunTrust Banks, Inc. Mr. Minor has been a director since 1980.

[PHOTO OF PETER S. REDDING]
                                 Peter S. Redding, 62, is retired President and Chief Executive Officer of Standard Reg-ister Company. He serves on the Board of Directors of Projects Unlimited in Dayton, Ohio. Mr. Redding has been a director since 1999.

RETIRING DIRECTOR

  Effective at the Annual Meeting, Mr. Massey will retire as a director because he has reached our mandatory retirement age. The Company gratefully acknowledges Mr. Massey's 13 years of service to Owens & Minor.

[PHOTO OF E. MORGAN MASSEY]
                                 E. Morgan Massey, 74, is Chairman of Asian-
                                 American Coal, Inc. and Chairman Emeritus of
                                 A.T. Massey Coal Company, Inc., both coal companies. Mr. Massey is Chairman of Evan Energy Company, a private company with coal, oil, gas and pipeline investments. He is a member of the Board of Directors of VCU Engi-neering School Foundation and is also Vice Chairman of the Marine Advisory Council of the Virginia Institute for Marine Science. Mr. Massey has been a director since 1988.

PROPOSAL 2: APPROVAL OF AMENDMENT TO INCREASE AUTHORIZED SHARES UNDER AND EXTEND TERM OF 1998 STOCK OPTION AND INCENTIVE PLAN

General

  The Board of Directors proposes that the shareholders approve an amendment (the "Amendment") to the Owens & Minor, Inc. 1998 Stock Option and Incentive Plan (the "Plan") to (i) increase the number of shares of Common Stock that may be issued under the Plan from 1,380,000 to 2,780,000 and (ii) extend the term of the Plan by two years to April 28, 2005. The Plan was originally adopted by the Board of Directors on February 23, 1998 and approved by the shareholders on April 28, 1998. A total of 1,380,000 shares were reserved for issuance under the Plan.

  As of March 1, 2001, 9,075 shares of Common Stock were available for issu-ance under the Plan (exclusive of the increase in shares subject to share-holder approval at this meeting). Options to purchase 1,327,500 shares were outstanding and 43,425 shares of Common Stock had been issued under the Plan pursuant to options at an average exercise price per share of $13.00. No stock awards have been granted under the Plan.

  The Plan authorizes the Board of Directors or its committee to grant stock options, stock appreciation rights, stock awards, incentive awards and perfor-mance shares. The provisions of these stock options, stock appreciation rights, stock awards, incentive awards and performance shares are outlined below. The Plan is structured to allow the Board or its committee broad dis-cretion in creating employee equity incentives in order to assist the Company in attracting, retaining and motivating the best available talent for the suc-cessful conduct of our business. The Board of Directors believes that the remaining shares under the Plan are insufficient to accomplish these purposes. In addition, the extension of the duration of the Plan is intended by the Board to allow the Company to continue to make awards under the Plan until 2005. Therefore, the Board of Directors is proposing to (i) increase the num-ber of shares of Common Stock that may be issued under the Plan from 1,380,000 to 2,780,000 and (ii) extend the term of the Plan by two years to April 28, 2005.

  The following paragraphs summarize the principal features of the Plan. This summary is subject, in all respects, to the terms of the Plan.

Summary of the Plan

  Purposes. The Board believes that the Plan benefits the Company by assisting it in recruiting and retaining key employees by enabling them to participate in the future success of the Company and its related entities and associating their interests with those of the Company and its shareholders.

  Administration. The Compensation & Benefits Committee (the "Compensation Committee") administers the Plan. The Compensation Committee may delegate its authority to administer the Plan to one or more officers of the Company. The Compensation Committee, however, may not delegate its authority with respect to individuals who are subject to Section 16 of the Securities Exchange Act of 1934. As used in this summary, the term "Administrator" means the Compensation Committee and any delegate, as appropriate.

  Eligibility. Each employee of the Company or a related entity or a person who provides services to the Company or a related entity is eligible to par-ticipate in the Plan. The Administrator selects the individuals who will par-ticipate in the Plan ("Participants"). The Administrator may, from time to time, grant stock options, stock appreciation rights ("SARs"), stock awards, incentive awards, or performance shares to Participants.

  Options. Options granted under the Plan may be incentive stock options ("ISOs") or nonqualified stock options. A stock option entitles the Partici-pant to purchase shares of Common Stock from the Company at the option price. The option price is fixed by the Administrator at the time the option is granted, but the price cannot be less than the fair market value of the Common Stock on the date of grant. The Administrator cannot adjust or amend the exer-cise price of a previously granted option whether through amendment, cancella-tion, replacement grant or any other means (except for adjustments to reflect changes in the Company's capitalization). The option price may be paid in cash, with shares of Common Stock, or with a combination of cash and Common Stock. No individual may be awarded, in any calendar year, options covering more than 75,000 shares of Common Stock.

  SARs. SARs entitle the Participant to receive, with respect to each share of Common Stock encompassed by the exercise of the SAR, an amount determined by the Administrator and set forth in an agreement. In the absence of such a determination, the SAR holder will receive the lesser of (i) the excess of the fair market value of a share of Common Stock on the date of exercise over the initial value of the SAR or (ii) the initial value. The ini-tial value of an SAR granted independently of an option is the fair market value of a share of Common Stock on the date of grant. The initial value of a Corresponding SAR (defined below) is the option price per share of the related option. The Administrator cannot adjust or amend the initial value of a previ-ously granted SAR whether through amendment, cancellation, replacement grant or any other means (except for adjustments to reflect changes in the Company's capitalization). The amount payable upon the exercise of an SAR may be paid in cash, Common Stock, or a combination of the two. No individual may be granted, in any calendar year, SARs with respect to more than 75,000 shares of Common Stock. SARs may be granted in relation to option grants ("Corresponding SARs") or independently of option grants. The difference between these two types of SARs is that to exercise a Corresponding SAR, the Participant must surrender, unexercised, that portion of the stock option to which the Corresponding SAR relates and vice versa.

  Stock Awards. Participants also may be awarded shares of Common Stock pursu-ant to a stock award. The Administrator, in its discretion, may prescribe that a Participant's rights in a stock award shall be nontransferable or forfeita-ble or both unless certain conditions are satisfied. These conditions may include, for example, a requirement that the Participant continue employment with the Company or a related entity for a specified period or that the Compa-ny, a related entity, or an operating unit achieve certain Performance Objec-tives (described below). If a Participant's rights in a stock award are restricted, the period during which the restriction applies cannot be less than one year. No individual may be granted, in any calendar year, stock awards covering more than 25,000 shares of Common Stock.

  Performance Shares. The Plan also provides for the award of performance shares. A performance share award entitles the Participant to receive a pay-ment equal to the fair market value of a specified number of shares of Common Stock if certain requirements are met. The Administrator will prescribe the requirements that must be satisfied before a performance share award is earned. The performance share requirements may include, for example, a requirement that the Participant continue employment with the Company or a related entity for a specified period or that the Company, a related entity, or an operating unit achieve certain Performance Objectives (described below). The period in which any performance criteria must be satisfied cannot be less than one year. To the extent that performance shares are earned, the obliga-tion may be settled in cash, by the grant of a stock award or by a combination of the two. No individual may be granted, in any calendar year, performance shares covering more than 25,000 shares of Common Stock.

  Incentive Awards. The Plan also allows the Administrator to grant incentive awards. An incentive award entitles the Participant to receive a cash payment from the Company or one of its related entities. The Administrator will pre-scribe the requirements that must be satisfied before an incentive award is earned. The incentive award requirements may include, for example, a require-ment that the Participant continue employment with the Company or a related entity for a specified period or that the Company, a related entity, or an operating unit achieve certain Performance Objectives (described below). The period in which any performance criteria must be satisfied cannot be less than one year. No individual may be granted, in any calendar year, incentive awards exceeding the lesser of 75% of the Participant's base salary or $500,000.

  Performance Objectives. The Administrator may condition grants and awards under the Plan on the achievement of objectives based on the Company's, a related entity's, or an operating unit's (i) gross, operating or net earnings before or after taxes, (ii) return on equity, (iii) return on capital, (iv) return on sales, (v) return on assets or net assets, (vi) earnings per share,
(vii) cash flow per share, (viii) book value per share, (ix) earnings growth,
(x) sales growth, (xi) volume growth, (xii) cash flow (as defined by the Com-pensation Committee), (xiii) fair market value of the Common Stock, (xiv) total shareholder return, (xv) market share, (xvi) productivity, (xvii) level of expenses, (xviii) quality, (xix) safety, (xx) customer satisfaction, (xxi) total economic value added, or (xxii) peer group comparisons of any of the aforementioned objectives.

  Share Authorization. The proposed Amendment would increase from 1,380,000 to 2,780,000 the maximum number of shares of Common Stock that may be issued under the Plan. No more than 460,000 of the shares that may be issued under the Plan may be issued as stock awards and in settlement of performance share awards. The aggregate share limitation, the individual award limitations and the terms of outstanding awards shall be adjusted, as the Compensation Commit-tee deems to be equitably required in the event of a stock dividend, stock split, combination, reclassification, recapitalization, or other similar events.

  Expiration, Termination and Amendment. Currently, no option, SAR, stock award or incentive award may be granted and no performance shares may be awarded under the Plan after April 28, 2003. The proposed amendment would extend this expiration date by two years to April 28, 2005. The Board may ter-minate the Plan sooner without further action by shareholders. The Board also may amend the Plan except that no amendment that increases the number of shares of Common Stock that may be issued under the Plan or that changes the class of individuals who may be selected to participate in the Plan will become effective until it is approved by shareholders.

  Change in Control. The Plan provides that outstanding options and SARs will become exercisable and outstanding stock awards will become transferable and nonforfeitable, in the event that, following a change in control (as defined in the Plan), (i) the Participant's employment is terminated without cause or following his or her refusal to move to another location, or (ii) there is a material reduction in the Participant's compensation or duties. In addition, each Performance Share will be earned in full and converted into a stock award which will become transferable and nonforfeitable as provided in the preceding sentence. The terms of the agreement between the Company and the Participant specifying the terms and conditions of options and SARs granted or awards made under the Plan may provide for earlier exercisability of options and SARs and earlier nonforfeitability of stock awards upon a change in control.

  Plan Benefits. The grant of stock options, SARs, stock awards, incentive awards, or performance shares under the Plan to employees, including the Named Executive Officers named in the Summary Compensation Table, is subject to the discretion of the Administrator. Neither the number of individuals who will in the future be selected to participate in the Plan nor the type or size of awards that will in the future be approved by the Administrator can be deter-mined. On March 1, 2001, the fair market value of the Common Stock was $15.00 per share, which was the closing sales price reported on the New York Stock Exchange. Set forth in the table below are the awards made under the Plan to the Named Executive Officers, executive officers as a group and non-executive officers as a group during 2000.

                                 PLAN BENEFITS

                     1998 Stock Option and Incentive Plan

                                                             Average Weighted Exercise
  Name and Position (1)    Securities Underlying Options (2)         Price/Share
--------------------------------------------------------------------------------------
  G. Gilmer Minor, III                   50,000                         $8.31
  Chairman and Chief
  Executive Officer
--------------------------------------------------------------------------------------
  Craig R. Smith                         50,000                         $8.31
  President and Chief
  Operating Officer
--------------------------------------------------------------------------------------
  Henry A. Berling                       18,000                         $8.31
  Executive Vice
  President, Partnership
  Development
--------------------------------------------------------------------------------------
  Drew St. J. Carneal                    12,000                         $8.31
  Senior Vice President,
  General Counsel and
  Secretary
--------------------------------------------------------------------------------------
  James L. Grigg                         10,000                         $8.31
  Senior Vice President,
  Supply Chain Management
--------------------------------------------------------------------------------------
  Executive Group                       230,000                         $8.78
--------------------------------------------------------------------------------------
  Non-Executive Employee                239,000                         $8.31
  Group

  (1) Non-employee Directors are not eligible to participate in the Plan.

  (2) No stock awards were granted under the Plan during 2000.

Federal Income Tax Consequences

  The Company has been advised by counsel regarding the federal income tax consequences of the Plan. No income is recognized by a Participant at the time an option is granted. If the option is an ISO, no income will be recognized upon the Participant's exercise of the option. Income is recognized by a Par-ticipant when he or she disposes of shares acquired under an ISO. The exercise of a nonqualified stock option generally is a taxable event that requires the Participant to recognize, as ordinary income, the difference between the shares' fair market value and the option price.

  No income is recognized upon the grant of an SAR. The exercise of an SAR generally is a taxable event. The Participant generally must recognize ordi-nary income equal to any cash that is paid and the fair market value of any Common Stock that is received in settlement of an SAR.

  The Participant will recognize ordinary income on account of a stock award on the first day that the shares are either transferable or not subject to a substantial risk of forfeiture. The amount of ordinary income recognized by the Participant is equal to the fair market value of the Common Stock received on that date.

  The Participant will recognize ordinary income on account of the settlement of a performance share award. The Participant will recognize ordinary income equal to any cash that is paid and the fair market value of Common Stock (on the date that the shares are first transferable or not subject to a substan-tial risk of forfeiture) that is received in settlement of the award.

  The Participant will recognize ordinary income equal to the amount of any cash paid under an incentive award.

  The employer (either the Company or a related entity) will be entitled to claim a federal income tax deduction on account of the exercise of a nonquali-fied option or SAR, the vesting of a stock award, the settlement of a perfor-mance share award, and the settlement of an incentive award. The amount of the deduction is equal to the ordinary income recognized by the Participant. The employer will not be entitled to a federal income tax deduction on account of the grant or the exercise of an ISO. The employer may claim a federal income tax deduction on account of certain dispositions of Common Stock acquired upon the exercise of an ISO.

  Approval of the Amendment requires the affirmative vote of a majority of the shares of Common Stock cast. Abstentions and broker shares that are not voted on this proposal will not be included in determining the number of votes cast on it. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE PROPOSED AMENDMENT TO THE PLAN.

PROPOSAL 3: APPROVAL OF INDEPENDENT AUDITORS

  The Board of Directors, upon the recommendation of its Audit Committee, has appointed KPMG LLP to serve as the Company's independent auditors for 2001, subject to ratification by the shareholders. Unless otherwise directed, a proxy will be voted for the ratification of the appointment of KPMG LLP as independent auditors of the Company.

  Representatives of KPMG LLP will be present at the Annual Meeting to answer questions and to make a statement, if they desire to do so.

  The Board of Directors recommends a vote FOR the ratification of KPMG LLP as Owens & Minor's independent auditors for 2001.

REPORT OF THE AUDIT COMMITTEE

  The Audit Committee is composed of seven "independent" directors as defined in the New York Stock Exchange listing standards. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is attached to this Proxy Statement as Appendix A. The Audit Committee recommends to the Board of Directors, subject to shareholder ratification, the selection of the Company's independent auditors. Management is responsible for the Company's internal controls and the financial reporting process. The indepen-dent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Com-mittee's responsibility is to monitor and oversee these processes. In this context, the Audit Committee has met and held discussions with management and KPMG LLP, the Company's independent auditors.

  Management represented to the Audit Committee that the Company's consoli-dated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and KPMG LLP, including the scope of the auditors' responsibilities, significant accounting adjustments and any disagreements with management.

  The Audit Committee has discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

  The Audit Committee has also received the written disclosures and the letter from KPMG LLP relating to the independence of that firm as required by Inde-pendence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with KPMG LLP that firm's independence from the Company.

  Based upon the Audit Committee's discussions with management and KPMG LLP and the Audit Committee's review of the representation of management and the report of KPMG LLP to the Audit Committee, the Audit Committee has no reason to believe that the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 contain an untrue statement of material fact or omit to state a material fact necessary to make the statements made not misleading (in light of the circumstances under which they were made). Accordingly, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 filed with the Securities and Exchange Commission.

  During the year ended December 31, 2000, KPMG LLP billed the Company the fees set forth below in connection with services rendered by that firm to the
Company:

  Audit Fees. For the year ended December 31, 2000, the aggregate fees billed the Company by KPMG LLP for professional services rendered for the audit of the Company's consolidated financial statements and review of quarterly finan-cial statements were $186,000.

  Financial Information Systems Design and Implementation Fees. For the year ended December 31, 2000, KPMG LLP did not provide professional services relat-ing to financial information systems design and implementation.

  All Other Fees. For the year ended December 31, 2000, KPMG LLP billed the Company aggregate fees of (i) $18,850 for the audit of two employee benefit plans, (ii) $11,185 for review of the Company's 1999 Federal tax return, (iii) $8,200 for consultation and research related to the Company's receivables securitization facility and (iv) $42,605 for preparation of four executive officer tax returns.

  The Audit Committee believes that the provision of the services referenced above under the caption "All Other Fees" is compatible with maintaining KPMG LLP's independence.

                           THE AUDIT COMMITTEE

                           A. Marshall Acuff, Jr.
                           Josiah Bunting, III
                           John T. Crotty
                           James B. Farinholt, Jr. (Chairman)
                           Vernard W. Henley
                           Peter S. Redding
                           James E. Ukrop

STOCK OWNERSHIP INFORMATION

Compliance With Section 16(a) Reporting

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers to file reports with the SEC of holdings and transactions in the Company's Common Stock. Based on the Company's records and information provided by the directors and officers, the Company believes that the filing requirements were satisfied in 2000.

Stock Ownership Guidelines

  Under the Company's Management Equity Ownership Program (MEOP) adopted in 1997, officers are expected, over a five-year period, to achieve the following levels of ownership of Common Stock:

           Officer                 Value of Common Stock Owned
           -------                 ---------------------------
       Chief Executive Officer     4.0 x Base Salary
       President                   3.0 x Base Salary (effective 1/1/01)
       Executive Vice Presidents   2.0 x Base Salary
       Senior Vice Presidents      1.5 x Base Salary
       Vice Presidents, Group and
        Regional Vice Presidents   1.0 x Base Salary

  In addition, the Board of Directors adopted a policy in 1997 that each director achieve, over a five-year period, a level of ownership in Common Stock equal to at least five times the annual retainer fee (including both cash and stock retainer).

Stock Ownership By Management and the Board of Directors

  This table shows as of March 1, 2001 the number of shares of Common Stock beneficially owned by each director and nominee, the Company's five most highly compensated officers and all current executive officers and directors of the Company as a group.


                                            Sole Voting            Aggregate
                 Name of                   and Investment          Percentage
            Beneficial Owner                 Power (1)    Other(2)   Owned
-----------------------------------------------------------------------------
G. Gilmer Minor, III                           849,032     18,796     2.58%
-----------------------------------------------------------------------------
A. Marshall Acuff, Jr.                           2,241          0        *
-----------------------------------------------------------------------------
Henry A. Berling                               459,729      8,457     1.40%
-----------------------------------------------------------------------------
Josiah Bunting, III                             13,732          0        *
-----------------------------------------------------------------------------
John T. Crotty                                  12,190         38        *
-----------------------------------------------------------------------------
James B. Farinholt, Jr.                         23,932          0        *
-----------------------------------------------------------------------------
Vernard W. Henley                               22,082          0        *
-----------------------------------------------------------------------------
E. Morgan Massey                               435,493     23,000     1.38%
-----------------------------------------------------------------------------
Peter S. Redding                                10,802         79        *
-----------------------------------------------------------------------------
James E. Rogers                                 26,926          0        *
-----------------------------------------------------------------------------
James E. Ukrop                                  75,926          0        *
-----------------------------------------------------------------------------
Anne Marie Whittemore                           32,847        225        *
-----------------------------------------------------------------------------
Craig R. Smith                                 230,082      1,619        *
-----------------------------------------------------------------------------
Drew St.J. Carneal                             133,216      5,726        *
-----------------------------------------------------------------------------
James L. Grigg                                  58,143        565        *
-----------------------------------------------------------------------------
All Executive Officers and Directors as a
 group (25 persons)                          2,804,385     71,984     8.37%


  *Represents less than 1% of the total number of shares outstanding.

  (1) Includes 1,067,984 shares which certain officers and directors of the Company have the right to acquire through the exercise of stock options within 60 days following March 1, 2001. Stock options exercisable within 60 days of March 1, 2001 for each of the Named Executive Officers are as follows:

  Mr. Minor 293,500, Mr. Smith 183,750, Mr. Berling 127,200, Mr. Carneal 92,400, Mr. Grigg 35,300.

  (2) Includes: (a) shares held by certain relatives or in estates; (b) shares held in various fiduciary capacities; (c) shares held by the 401(k) plan; and
(d) shares for which the shareholder has shared power to dispose or to direct disposition. These shares may be deemed to be beneficially owned under the rules and regulations of the SEC, but the inclusion of such shares in the table does not constitute an admission of beneficial ownership.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

  This table shows for each of the past three years the compensation paid by the Company to its five most highly compensated officers ("Named Executive Officers").

                                            Annual Compensation            Long-Term Compensation (1)
                            -----------------------------------------------------------------------------
                                                                              Awards
                                                                       ---------------------
                                                             Other     Restricted Securities
                                                             Annual      Stock    Underlying  All Other
                                                          Compensation   Awards    Options   Compensation
  Name and Principal Position   Year Salary ($) Bonus ($)    ($)(2)      ($)(3)     (#)(4)      ($)(5)
---------------------------------------------------------------------------------------------------------
  G. Gilmer Minor, III          2000  $600,183  $245,766       --       $399,879    50,000     $39,476
  Chairman & Chief              1999   518,071         0       --        215,004    55,000      34,523
  Executive Officer             1998   503,462   118,125       --        239,532    50,000      36,724
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
  Craig R. Smith                2000   415,394   170,033       --        157,082    50,000      21,841
  President, Chief              1999   321,392         0       --         19,827    50,000      18,735
  Operating Officer             1998   266,676    65,314       --         60,202    25,000      18,807
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
  Henry A. Berling              2000   323,325   105,264       --        121,799    18,000      22,585
  Executive Vice                1999   283,346         0       --         63,362    25,000      19,876
  President, Partnership        1998   266,676    61,145       --         70,873    25,000      21,199
  Development
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
  Drew St.J. Carneal            2000   210,304    62,281       --         69,572    12,000       5,720
  Senior Vice President         1999   195,133         0       --         35,245    18,000       5,006
  General Counsel &             1998   182,630    47,549       --         40,417    15,000       5,006
  Secretary
---------------------------------------------------------------------------------------------------------
  James L. Grigg                2000   201,824    65,058       --         68,704    10,000      24,191
  Senior Vice President,        1999   185,242         0       --         21,579    10,000      36,554
  Supply Chain Management       1998   168,480    43,721       --         19,308     6,500      35,919
---------------------------------------------------------------------------------------------------------

  (1) The Company has no Long-Term Incentive Plans as defined by applicable SEC rules.

  (2) None of the Named Executive Officers received Other Annual Compensation in excess of the lesser of $50,000 or 10% of combined salary and bonus for fiscal years 2000, 1999 or 1998.

  (3) Of the total Restricted Stock awards for 2000, the following amounts were awarded to the Named Executive Officer for achieving his stock ownership requirement under the Management Equity Ownership Program (MEOP):

Mr. Minor    $296,887
Mr. Smith    $ 73,024
Mr. Berling  $ 78,863

Mr. Carneal  $37,382
Mr. Grigg    $35,820

  Aggregate restricted stock holdings and values at December 31, 2000 for the Named Executive Officers are as follows:

Mr. Minor    76,497 shares, $1,357,822
Mr. Smith    18,425 shares, $  327,044
Mr. Berling  22,725 shares, $  403,369

Mr. Carneal  13,233 shares, $234,886
Mr. Grigg     8,669 shares, $153,875

  Dividends are paid on restricted stock at the same rate as all shareholders of record.

  (4) No SARs were granted in 2000, 1999 or 1998.

  (5) Includes for each officer Company contributions or benefits attributable in 2000 to the following:

                  401(k) Plan Stock Purchase Plan Company-Owned Life Insurance
                  ----------- ------------------- ----------------------------
     Mr. Minor      $5,250           $720                   $33,506
     Mr. Smith       5,250            720                    15,871
     Mr. Berling     5,250              0                    17,335
     Mr. Carneal     5,000            720                         0
     Mr. Grigg       4,500            720                    18,971

  In addition, on December 28, 2000, a performance award granted to Mr. Minor in 1999 in lieu of a salary increase met the earnout requirement that the Com-mon Stock close on the New York Stock Exchange at a price equal to or greater than $18.00 per share. The earnout amount of 10,000 shares of Common Stock (valued at $180,000 based on the closing stock price of $18.00 per share) was paid in January 2001 to Mr. Minor in cash at the election of the Compensation Committee.

2000 OPTION GRANTS

  This table shows options granted during 2000 to the Named Executive Offi-cers. The Company granted no SARs during 2000.

                                      Individual Grants(1)                    Value(2)
                     ----------------------------------------------------------------------
                        Number of
                        Securities   % of Total
                        Underlying Options Granted Exercise or
                         Options   to Employees in Base Price  Expiration    Grant Date
          Name           Granted     Fiscal Year    ($/Share)     Date    Present Value ($)
-------------------------------------------------------------------------------------------
  G. Gilmer Minor, III    50,000        10.66%       $8.3125    2/01/10       $126,000
-------------------------------------------------------------------------------------------
  Craig R. Smith          50,000        10.66%        8.3125    2/01/10        126,000
-------------------------------------------------------------------------------------------
  Henry A. Berling        18,000         3.84%        8.3125    2/01/10         45,360
-------------------------------------------------------------------------------------------
  Drew St.J. Carneal      12,000         2.56%        8.3125    2/01/10         30,240
-------------------------------------------------------------------------------------------
  James L. Grigg          10,000         2.13%        8.3125    2/01/10         25,200

  (1) The vesting schedule is as follows: 40%, 30% and 30% on first, second and third anniversary of grant date.

  (2) Based upon Black Scholes option valuation model. Assumptions include a risk-free interest rate of 5.1%, annual dividend yield of 3.0%, an average period outstanding of five years and expected volatility of approximately 36.7%.

2000 OPTION EXERCISES AND YEAR-END OPTION VALUES

  This table shows for the Named Executive Officers any options exercised dur-ing 2000 and unexercised options held on December 31, 2000. There were no SARs exercised during 2000 or outstanding on December 31, 2000. Value of unexer-cised options is calculated using the difference between the option exercise price and $17.75 (year-end stock price) multiplied by the number of shares underlying the option.

                                            Number of Securities            Value of
                         Shares            Underlying Unexercised   Unexercised In-the-Money
                        Acquired             Options at Year End       Options at Year End
                          Upon    Value   ------------------------- -------------------------
          Name          Exercise Realized Exercisable Unexercisable Exercisable Unexercisable
---------------------------------------------------------------------------------------------
  G. Gilmer Minor, III      0      $ 0      242,000      98,000      $861,095     $621,563
---------------------------------------------------------------------------------------------
  Craig R. Smith            0        0      141,250      87,500       560,145      635,156
---------------------------------------------------------------------------------------------
  Henry A. Berling          0        0      105,000      40,500       273,113      241,500
---------------------------------------------------------------------------------------------
  Drew St.J. Carneal        0        0       77,700      27,300       273,259      161,749
---------------------------------------------------------------------------------------------
  James L. Grigg            0        0       26,350      17,950       137,916      118,303

RETIREMENT PLANS

  Pension Plan. The Company provides retirement benefits under a defined bene-fit pension plan to substantially all employees who had earned benefits as of December 31, 1996. Benefits under the pension plan are based upon both length of service and compensation and are determined under a formula based on an individual's earnings and years of credited service. Funding is determined on an actuarial basis. Effective December 31, 1996, participants in the pension plan ceased to accrue additional benefits; provided, however, that partici-pants who had completed at least five years of service as of January 1, 1997 and whose age plus years of service equaled at least 65 continue to earn an accrued benefit until the earlier of (i) December 31, 2001 or (ii) retirement, death or termination of employment (with the exception of certain highly com-pensated employees if the pension plan does not meet certain coverage require-ments of the Internal Revenue Code).

  The following table shows estimated annual benefits payable under the pen-sion plan at normal retirement age of 65 years based on the specified remuner-ation and years of service:



                           Average Straight Life Annuity Benefits Based
                                   on Years of Credited Service
       Average          ------------------------------------------------------------------
   Compensation(1)      15 yrs.       20 yrs.       25 yrs.       30 yrs.       35 yrs.
------------------------------------------------------------------------------------------
       200,000          32,055         41,674        51,293        60,912        70,531
------------------------------------------------------------------------------------------
       250,000          36,265         48,364        60,462        72,561        84,660
------------------------------------------------------------------------------------------
       300,000          39,736         54,315        68,893        83,472        98,050
------------------------------------------------------------------------------------------
       350,000          43,208         60,266        77,325        94,383       111,441
------------------------------------------------------------------------------------------
       400,000          46,680         66,218        85,756       105,294       124,832
------------------------------------------------------------------------------------------
       450,000          50,151         72,169        94,187       116,205       135,000
------------------------------------------------------------------------------------------
       500,000          53,623         78,121       102,618       127,116       135,000
------------------------------------------------------------------------------------------
       550,000          57,095         84,072       111,049       135,000       135,000
------------------------------------------------------------------------------------------
       600,000          60,566         90,023       119,480       135,000       135,000
------------------------------------------------------------------------------------------
       650,000          64,038         95,975       127,911       135,000       135,000
------------------------------------------------------------------------------------------
       700,000          67,510        101,926       135,000       135,000       135,000
------------------------------------------------------------------------------------------
       750,000          70,981        107,878       135,000       135,000       135,000
------------------------------------------------------------------------------------------
       800,000          74,453        113,829       135,000       135,000       135,000

  (1) Average compensation represents compensation based upon a benefit for-mula applied to an employee's career average earnings, which approximates the amount of salary set forth in the Summary Compensation Table. The maximum amount of covered compensation is $170,000, or some other amount as may be determined by the Secretary of Treasury pursuant to Section 401(a)(17) of the Internal Revenue Code.

  Benefits are computed on a straight-life annuity basis, and are not subject to offset for Social Security benefits or other amounts. The years of service credited for the Named Executive Officers under the pension plan are presently as follows: Mr. Minor, 35 years; Mr. Smith, 7 years; Mr. Berling, 32 years; Mr. Carneal, 10 years; and Mr. Grigg, 0 years.

  Supplemental Executive Retirement Plan. The Company provides supplemental retirement benefits to certain employees selected by the Compensation Commit-tee under the Supplemental Executive Retirement Plan ("SERP"). The SERP enti-tles participants to receive a specified percentage (in the case of the Named Executive Officers, 65%) of the participant's average base monthly salary (plus bonus for certain participants, including the Named Executive Officers) during the five years preceding his or her retirement reduced by the benefit payable under the pension plan, Social Security and any defined benefit pen-sion plan of a prior employer. The estimated annual benefits payable under the SERP upon retirement at normal retirement age for the Named Executive Officers are:

  Mr. Minor $343,419, Mr. Smith $316,053, Mr. Berling $172,976, Mr. Carneal $132,279, Mr. Grigg $150,374.

REPORT OF THE COMPENSATION & BENEFITS COMMITTEE

  The Compensation Committee is comprised of six outside directors who are not current or past employees of the Company. The Compensation Committee's primary functions are to:

  . oversee the design and competitiveness of the Company's total compensa-tion program,

  . evaluate the performance of the Company's senior executives and approve related compensation actions, and

  . administer the Company's compensation plans for officers.

  The Compensation Committee met three times during 2000.

Executive Compensation Philosophy

  The Compensation Committee's philosophy is to:

  . establish and maintain programs and practices that promote achievement of the Company's strategic objectives,

  . provide rewards that reflect the Company's performance, and

  . align executives' financial interests with those of shareholders.

  To accomplish this, compensation for executives is based on measures of the Company's financial performance and strategic results that should translate to increased shareholder value.

  The Compensation Committee also strives to maintain market competitive com-pensation levels. To meet this objective, the Compensation Committee evaluates executive compensation levels through comparisons to the peer companies included in the performance graph of this proxy statement, and other companies of similar size and operating characteristics. Base salaries are targeted at competitive market median for like experienced executives. Annual incentive compensation opportunities, when combined with base salaries, are intended to fully reach competitive median total cash compensation levels as warranted by the Company's and the individual officer's performance. Longer-term incentive compensation opportunities, such as stock options and restricted stock, link executive compensation with achievement of strategic objectives and share-holder value growth. This combination is intended to focus management on the annual and longer-term success of the Company.

  The Compensation Committee recognizes that sometimes it is necessary to sac-rifice short-term financial performance to obtain longer-term business suc-cess. The Compensation Committee regularly monitors the balance between annual and longer-term rewards and acts as needed to encourage meaningful levels of share ownership among executives. The Management Equity Ownership Program
(MEOP) adopted in 1997 for the Company's officers further aligns the interests of executives and shareholders.

Committee Process and Compensation Administration

  In deciding base salary levels, incentive payments and granting of stock options and restricted stock, the Compensation Committee looks to the Chief Executive Officer for recommendations on senior executives. The Compensation Committee meets privately, without the presence of management (including the Chief Executive Officer), to determine compensation actions for the Chief Executive Officer. To maintain the desired level of competitiveness and tech-nically sound compensation and benefit programs, the Compensation Committee obtains input from the Company's Human Resources Department and periodically from outside advisors.

 Base Salary

  In 2000, based on a study of competitive market compensation levels, the Named Executive Officers' base salaries were adjusted to maintain competitive pay levels consistent with the Compensation Committee's compensation philoso-phy. The Chief Executive Officer received an increase in base salary to $640,000.

 Annual Incentive

  Each year the Compensation Committee meets to review key aspects of the upcoming year's business plan and establish Annual Incentive Plan goals for each corporate officer, including the Chief Executive Officer. Goals under this plan are weighted to reflect their importance and contribution to Company performance and therefore shareholder experience.

  The 2000 Annual Incentive Plan goals for named executives included a minimum net income goal, Company results measured by revenue growth and profitability, as well as pre-established personal performance objectives. These goals were weighted three-fourths on revenue growth and profitability performance and one-fourth on personal performance objectives for the Named Executive Offi-cers. The Compensation Committee receives periodic updates during the year on business performance in relation to incentive plan goals, particularly with respect to senior executives.

  At the close of each year, the Compensation Committee meets to discuss per-formance compared to Annual Incentive Plan goals and longer-term strategic business goals. These longer-term business goals center around the Company's strategic objectives to remain customer oriented in everything it does and to actively evolve its business consistent with the service needs of customers and the Company's markets.

  For 2000 the Company showed a 10 percent increase in sales to $3.5 billion from $3.19 billion in 1999. Excluding the effects of after-tax restructuring credits taken in 2000 and 1999, net income increased to $32.7 million in 2000, compared to $27.4 million in 1999. Net income per diluted common share, excluding the effects of the restructuring credits, was $0.93, compared to $0.80 in 1999.

  The target cash award payable under the Company's Annual Incentive Plan to the Chief Executive Officer for meeting targeted Company financial and per-sonal performance goals was 44% of his base salary. Based on these performance measures, the Chief Executive Officer earned an annual incentive award of $245,766. In 1999, in lieu of a base salary increase, the Chief Executive Officer was provided a performance-based award equal to 10,000 shares contin-gent on the stock price closing at or above $18.00 per share before April 2001. On December 28, the Company's stock price reached the $18.00-per-share objective resulting in an award of $180,000 paid in January 2001. The named executive officers also received bonuses for 2000 performance.

  Under the Company's Annual Incentive Plan, executives are also eligible to receive a bonus of Common Stock equivalent to an additional 25% of the cash incentive payment. The shares are restricted and vest provided the officer remains an employee of the Company for the following three years. The restricted stock bonus for Named Executive Officers is dependent on perfor-mance against the same goals as for the Annual Incentive Plan. A stock award was made to the Chief Executive Officer in the amount of 3,899 shares.

 Long-Term Incentive Plan

  Each year the Compensation Committee considers granting awards under the Company's stock option plan. The plan provides for the use of non-qualified stock options, incentive stock options, restricted and performance-based awards, and stock appreciation rights. The Compensation Committee's decision to grant stock options is discretionary and largely determined by financial performance and strategic accomplishments, although there are no specific per-formance targets for this purpose. Option grant decisions may also be based upon outstanding individual performance, job promotions and greater responsi-bility within the Company.

  Stock options are a key component of a competitive total compensation pro-gram. The Compensation Committee believes stock option grants have histori-cally been effective in focusing executives on enhancing long-term profitabil-ity and shareholder value. The Compensation Committee granted 50,000 stock options to the Chief Executive Officer in 2000 to encourage future growth in shareholder returns. Grants were also provided to the other Named Executive Officers. The Compensation Committee does not specifically consider the number of options currently held by an officer in determining current option grant levels.

Management Equity Ownership Program

  As stated earlier, in 1997 the Compensation Committee approved the Manage-ment Equity Ownership Program (MEOP) for members of the management team, including each of the Named Executive Officers. This program is intended to strengthen the alignment of management and shareholder interests by creating meaningful levels of stock ownership by management. An ownership target has been determined for each level of the management team. These targets range from four times salary for the Chief Executive Officer to one times salary for Vice Presidents. Eligible holdings in meeting these targets include direct holdings, indirect holdings, shares held through Company plans such as the 401(k) Plan and Stock Purchase Plan and restricted stock holdings. To encour-age ownership and help senior management meet their equity investment targets, participants may elect to receive a portion of their annual cash incentive award in restricted stock.

  Participants are given a five-year period to reach the full target ownership amount with interim ownership targets to meet each year. As of December 31, 2000, the value of the stock owned by participants, in aggregate, well exceeded the aggregate full target ownership amount. The Named Executive Offi-cers as a group have beneficial ownership levels (excluding stock options held) of 3% of common shares outstanding. This is above the peer group median ownership level of 1.7% of common shares outstanding.

  If a participant meets his or her target level of ownership, a 10% annual equity ownership dividend (which has been reduced to 5% beginning in 2001 for those participants who have reached their full target ownership amount) is paid on all Common Stock owned up to the participant's full target level. The dividend is paid in the form of restricted stock and will vest five years after grant if the desired ownership level is maintained. If a participant's ownership falls below the desired level, a portion of his or her annual bonus and/or salary increase, if earned, will be paid in the form of restricted stock and dividend shares will be forfeited until the target ownership level is met. During 2000, the Chief Executive Officer was granted an annual divi-dend of 16,726 restricted shares.

Corporate Tax Considerations

  Congress passed a law effective in 1994, covered in Section 162(m) of the Internal Revenue Code that disallows corporate tax deductions for executive compensation in excess of $1 million for "proxy table" executives. This law does allow for certain exemptions to the deduction cap, including pay plans that depend on formulas rather than discretion and therefore are "performance-based."

  All current executive compensation is fully deductible. The Compensation Committee intends that the Company's pay plans and actions be performance-based and therefore fully eligible for compensation expense deductions.

                                 THE COMPENSATION & BENEFITS COMMITTEE

                                 John T. Crotty
                                 Vernard W. Henley
                                 Peter S. Redding
                                 James E. Rogers (Chairman)
                                 James E. Ukrop
                                 Anne Marie Whittemore

COMPARISON OF FIVE-YEAR AND TEN-YEAR CUMULATIVE TOTAL RETURN

  The following performance graphs compare the performance of the Company's Common Stock to the S&P 500 Index and a Peer Group (which includes the Company and the companies listed below) for the last five and ten years. To provide a more balanced view of the Company's historical stock performance, we are pro-viding performance graphs for both a five-year and ten-year horizon.

                        10-YEAR TOTAL SHAREHOLDER RETURN

  This graph assumes that the value of the investment in the Common Stock and each index was $100 on December 31, 1990 and that all dividends were reinvest-ed.


                                    [GRAPH]

                      Dec-90  Dec-91  Dec-92  Dec-93  Dec-94  Dec-95  Dec-96
Owens & Minor, Inc.     100    205      227    358      336     305     249
S&P 500 COM             100    130      140    154      156     215     265
Industry Peer Index(1)  100    111      128    160      144     202     246

                      Dec-97  Dec-98  Dec-99  Dec-00
Owens & Minor, Inc.     357     394     229     463
S&P 500 COM             353     454     549     499
Industry Peer Index(1)  361     528     257     506

                        5-YEAR TOTAL SHAREHOLDER RETURN

  This graph assumes that the value of the investment in the Common Stock and each index was $100 on December 31, 1995 and that all dividends were reinvest-ed.


                                    [GRAPH]

                           Dec-95   Dec-96    Dec-97   Dec-98  Dec-99  Dec-00
Owens & Minor, Inc.         100        82       117      129      75     152
S&P 500 COM                 100       123       164      211     255     232
Industry Peer Index(1)      100       122       179      262     128     252

  [* Graphs prepared by William M. Mercer, Incorporated]

  (1) The Industry Peer Group selected for purposes of the performance graphs consists of companies engaged in the business of healthcare product distribu-tion and includes Owens & Minor, Inc., AmeriSource Health Corporation, Bergen Brunswig Corporation, Bindley Western Industries, Inc., Cardinal Health, Inc., Henry Schein Inc., McKesson HBOC, Inc., Moore Medical Corp. and PSS World Medi-cal, Inc.

SEVERANCE AGREEMENTS

  The Company has entered into Severance Agreements with certain officers in order to encourage key management personnel to remain with the Company and to avoid distractions regarding potential or actual changes in control of the Com-pany.

  The Severance Agreements provide for the payment of a severance benefit if the officer's employment with the Company is terminated for any reason (other than as a consequence of death, disability or normal retirement) within two years after a change in control. For the Named Executive Officers, the sever-ance benefit is equal to 2.99 times the officer's annual base salary plus bonus.

  Each Severance Agreement continues in effect through December 31, 2001, and unless notice is given to the contrary, the term is automatically extended for an additional year at the end of each year.

March 13, 2001

By Order of the Board of Directors

DREW ST. J. CARNEAL
Senior Vice President,
General Counsel & Secretary

                                                                     APPENDIX A

                              OWENS & MINOR, INC.

                                    CHARTER

                                    of the
                   AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

I. PURPOSE

  The Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities. The Committee's primary duties and responsibili-ties are to:

  . Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance;

  . Monitor the independence and performance of the Company's independent auditors and internal auditing department; and

  . Provide an avenue of communication among the independent auditors, man-agement, the internal auditing department, and the Board of Directors.

  The Audit Committee has the authority to conduct any investigation appropri-ate to fulfilling its responsibilities and it has direct access to the inde-pendent auditors as well as to anyone in the organization. The Audit Committee has the authority to retain at the Company's expense special legal, accounting or other consultants or experts it deems necessary in the performance of its duties. The internal audit department shall be responsible to senior manage-ment, but also shall have a direct reporting responsibility to the Board of Directors through the Committee.

II. COMPOSITION AND MEETINGS

  Audit Committee members shall meet the requirements of the New York Stock Exchange. The Audit Committee shall be comprised of not less than three direc-tors as determined by the Board, each of whom shall be independent non-execu-tive directors, free from any relationship that would interfere with the exer-cise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise in banking, finance, investment, or the distribution industry.

  Audit Committee members shall be appointed annually by the Board on recom-mendation of the Governance & Nominating Committee. If an audit committee Chair is not designated, the members of the Committee may designate a chair by majority vote of the Committee membership.

  The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least once annually with members of management, the director of the internal auditing department, the independent auditors and as a committee, to discuss any matters that the Committee or each of these groups believes should be discussed. The Committee may ask members of management or others to attend meetings and provide pertinent information as necessary. In addition, the Committee or at least its Chair should communicate with manage-ment and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditors' limited review procedures.

III. DUTIES AND RESPONSIBILITIES

  The Audit Committee shall:

Review Procedures

  1. In consultation with management, the independent auditors and the internal auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Review significant findings prepared by the independent auditors and the internal auditing department together with management's responses, including the status of previous recommendations.

  2. Review with financial management and the independent auditors the Company's quarterly financial statements prior to filing or distribu-tion. Discuss any significant changes to the Company's accounting prin-ciples and any items required to be communicated by the independent auditors in accordance with Statement of Auditing Standards (SAS) No. 61.

  3. Review the Company's annual audited financial statements prior to fil-ing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices and judgments.

  4. Review and reassess the adequacy of this Charter at least once annual-ly. Submit the Charter to the Board of Directors for approval and have the document published at least every three years in accordance with Securities and Exchange Commission regulations as such regulations may, from time to time, be amended.

     Independent Auditors

  5. The independent auditors are ultimately accountable to the Audit Com-mittee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

  6. Review and recommend to the Board of Directors, for its approval, the fees and other significant compensation to be paid to the independent auditors. In addition, the Committee will review significant management consulting engagements to be performed by the independent auditors firm and be advised of any other significant study undertaken at the request of management that is beyond the scope of the audit engagement letter.

  7. On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence.

  8. Review the independent auditors' audit plan and engagement letter. Dis-cuss scope, staffing, locations, reliance upon management and internal audit and general audit approach.

  9. Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss the items required to be communicated to audit committees in accordance with SAS No. 61:

     a. The auditors' responsibilities under Generally Accepted Auditing Standards (GAAS)

     b. Significant accounting policies

     c. Management judgments and accounting estimates

     d. Significant audit adjustments

     e. Other information in documents containing audited financial state-ments

     f. Disagreements with management--including accounting principles, scope of audit, disclosures

     g. Consultation with other accountants by management

     h. Major issues discussed with management prior to retention, and

     i. Difficulties encountered in performing the audit.

     The communication may be in writing or oral and may take place before or after the financial statements are issued.

  10. Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting including:

     a. Discussions with management and the independent auditors of the degree of conservatism of the accounting principles and underlying estimates used in the preparation of the Company's financial state-ments; and

     b. Inquiry as to the independent auditors' views about whether manage-ment's choices of accounting principles are conservative, moderate, or aggressive from the perspective of income, asset and liability recognition, and whether those principles are common practices or are minority practices.

  Internal Audit Department and Legal Compliance

  11. Review the budget, plan, and changes in plan, activities, organiza-tional structure and qualifications of the internal audit department, as needed.

  12. Review and approve the appointment and replacement of the senior inter-nal audit executive.

  13. Review the performance of the senior internal audit executive.

  14. Review significant reports prepared by the internal audit department together with management's response and follow-up to these reports.

  15. Review with the Company's counsel any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, inquiries received from regulators or governmental agencies and all reports of fraud or regulatory non-compliance.

  Other Audit Committee Responsibilities

  16. Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement stating whether they have:

      a. reviewed and discussed the audited financial statements with man-agement;

      b. discussed with the independent auditors the matters required to be discussed by SAS 61; and

      c. received certain disclosures from the auditors regarding their independence as required by the Independent Standards Board 1 and then include a statement whether, based on such review and discus-sion, anything has come to the attention of the members of the Audit Committee that caused them to believe that the audited finan-cial statements included in the Company's Annual Report on Form 10-K for the year then ended contain an untrue statement of material fact or omit to state a material fact, necessary to make the state-ments made, in light of the circumstances under which they were made, not misleading.

  17. Perform any other activities consistent with this Charter, the Company's Bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

  18. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

  19. Establish, review and up-date on an annual basis the Company's Stan-dards of Conduct Policy including its system of enforcement.

  20. Periodically perform self-assessment of Audit Committee performance.

  21. Review financial and accounting personnel succession planning within the Company.

  22. Annually review policies and procedures as well as audit results asso-ciated with directors' and officers' expense accounts and perquisites. Annually review a summary of directors' and officers' related party transactions and potential conflicts of interest.

  While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting princi-ples. This is the responsibility of management and the independent auditors. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditors or to assure compliance with laws and regulations and the Company's Standards of Conduct.

                                 Directions to
              Owens & Minor, Inc. Annual Meeting of Shareholders
                    Thursday, April 26, 2001 -- 10:00 a.m.
                          Virginia Historical Society
                              428 North Boulevard
                              Richmond, Virginia








                                 [GRAPHIC MAP]
The Boulevard is Exit 78 on both I-64 and I-95.

From Washington, D.C., follow I-95 South to the exit.
From Petersburg, follow I-95 North to the exit.
From Charlottesville, follow I-64 East to the exit.
From Norfolk and the Airport, follow I-64 West to the exit.

Take the Boulevard south just past Kensington Avenue, turn right into the Virginia Historical Society. Parking is available behind the building and at the adjacent Virginia Museum parking lot.

                               OWENS & MINOR,INC.

                                   P R O X Y

   Solicited by the Board of Directors for the Annual Meeting of Shareholders


     The undersigned hereby appoints Josiah Bunting, III, John T. Crotty, James
E. Rogers, and James E. Ukrop (and if the undersigned is a proxy, the substitute proxy) and each of them with power of substitution, the proxies of the undersigned to vote all shares held of record on March 1, 2001 by the undersigned as directed on the reverse side and in their discretion on all other matters which may properly come before the Annual Meeting of Shareholders of Owens & Minor, Inc., to be held on April 26, 2001 at 10:00 A.M. at the Virginia Historical Society, 428 North Boulevard, Richmond, Virginia, and any adjournments or postponements thereof.

     The undersigned directs said proxies to vote as specified upon the items shown herein which are referred to in the Notice of Annual Meeting and as set forth in the Proxy Statement.

     This Proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder(s). If no direction is made, this Proxy will be voted FOR Proposals 1, 2 and 3.

                    (Continued  and to be dated and signed on the reverse side.)



                                                     OWENS & MINOR,  INC.
                                                     P.O. BOX 11421
                                                     NEW YORK,  N.Y. 10203-0421

                  If Mailing Your Proxy, Please Detach Here
                You Must Detach This Portion of the Proxy Card
                 Before Returning it in the Enclosed Envelope

[              ]

The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.

1. Election of Directors          FOR all nominees   [ ]         WITHHOLD AUTHORITY to  [ ]       FOR ALL EXCEPT nominee(s)    [ ]
                                                                 vote for all nominees            marked in space below


For a term of three years: A. Marshall Acuff, Jr., Henry A. Berling, James B. Farinholt, Jr., Anne Marie Whittemore.


(INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark the "FOR ALL EXCEPT" box and write the nominee's(s') name(s) in the space provided below. Your shares will be voted for the remaining nominee(s).)
-----------------------------------------------------------------------------------------------------------------------------------
2. Approval of proposed amendment to 1998 Stock Option           3. Ratification of appointment of KPMG LLP as independent auditors.
   and Incentive Plan to increase authorized shares from
   1,380,000 to 2,780,000 and extend term of Plan to                FOR    [ ]         AGAINST    [ ]       ABSTAIN  [ ]
   April 28, 2005.

   FOR   [ ]      AGAINST  [ ]        ABSTAIN  [ ]

4. In their discretion, the proxies are authorized to vote upon such other matters as may            Change of Address and     [ ]
   properly come before the meeting.                                                                 or Comments Mark Here


                                                                               Please sign exactly as your name appears herein.
                                                                               Attorneys-in-fact, executors, administrators,
                                                                               trustees and guardians should give full title as
                                                                               such. If a corporation, please sign in full
                                                                               corporate name by President or other authorized
                                                                               officer. If a partnership, please sign in
                                                                               partnership name by authorized person.
                                                                               Shareholders who are present at the meeting may
                                                                               withdraw their proxy and vote in person if they so
                                                                               desire.

                                                                               Dated: _______________________________________, 2001



                                                                                               Signature



                                                                                               Signature


                                                                               Votes must be indicated
                                                                               (x) in Black or Blue ink.        [X]


(Please sign, date and return this proxy in the enclosed postage prepaid envelope.)


                              OWENS & MINOR, INC.

                      1998 STOCK OPTION AND INCENTIVE PLAN

                       (amended as of February 23, 2001)

                              OWENS & MINOR, INC.

                               Table of Contents
                               -----------------

                                                           Page
                                                           ----

ARTICLE I DEFINITIONS                                       A-4
     1.01. Administrator                                    A-4
     1.02. Agreement                                        A-4
     1.03. Board                                            A-4
     1.04. Change in Control                                A-4
     1.05. Code                                             A-4
     1.06. Committee                                        A-4
     1.07. Common Stock                                     A-4
     1.08. Company                                          A-4
     1.09. Control Change Date                              A-4
     1.10. Corresponding SAR                                A-5
     1.11. Exchange Act                                     A-5
     1.12. Fair Market Value                                A-5
     1.13. Incentive Award                                  A-5
     1.14. Initial Value                                    A-5
     1.15. Option                                           A-5
     1.16. Participant                                      A-5
     1.17. Performance Shares                               A-5
     1.18. Plan                                             A-5
     1.19. Related Entity                                   A-5
     1.20. SAR                                              A-5
     1.21. Stock Award                                      A-5
     1.22. Ten Percent Shareholder                          A-5

ARTICLE II PURPOSES                                         A-6
ARTICLE III ADMINISTRATION                                  A-7
ARTICLE IV ELIGIBILITY                                      A-7
     4.01. General                                          A-7
     4.02. Grants                                           A-7

ARTICLE V STOCK SUBJECT TO PLAN                             A-7
     5.01. Shares Issued.                                   A-7
     5.02. Aggregate Limit                                  A-7
     5.03. Individual Limitations                           A-8
     5.04. Reallocation of Shares                           A-8

ARTICLE VI OPTIONS AND SARS                                 A-9
     6.01. Awards                                           A-9
     6.02. Option Price                                     A-9
     6.03. Maximum Option or SAR Period                     A-9
     6.04. Nontransferability                               A-9
     6.05. Transferable Options and SARs                    A-9
     6.06. Exercise                                         A-9
     6.07. Payment                                          A-9
     6.08. Determination of Payment of Cash
           and/or Common Stock Upon Exercise
           of SAR                                           A-10
     6.09. Shareholder Rights                               A-10
     6.10. Change in Control                                A-10

ARTICLE VII STOCK AWARDS                                    A-11
     7.01. Awards                                           A-11
     7.02. Vesting                                          A-11
     7.03. Performance Objectives                           A-11
     7.04. Change in Control                                A-11
     7.05. Shareholder Rights                               A-11

ARTICLE VIII PERFORMANCE SHARE AWARDS                       A-11
     8.01. Award                                            A-11

     8.02. Earning the Award                                A-11
     8.03. Payment                                          A-12
     8.04. Change in Control                                A-12
     8.05. Shareholder Rights                               A-12

ARTICLE IX INCENTIVE AWARDS                                 A-12
     9.01. Awards                                           A-12
     9.02. Terms and Conditions                             A-12

ARTICLE X ADJUSTMENT UPON CHANGE IN COMMON STOCK            A-13
ARTICLE XI COMPLIANCE WITH LAW AND APPROVAL OF
           REGULATORY BODIES                                A-13
ARTICLE XII GENERAL PROVISIONS                              A-14
     12.01. Effect on Employment or Service                 A-14
     12.02. Unfunded Plan                                   A-14
     12.03. Disposition of Stock                            A-14
     12.04. Rules of Construction                           A-14
     12.05. Employee Status                                 A-15
     12.06. Withholding Taxes                               A-15
     12.07. Certain Reduction of Parachute Payments         A-15

ARTICLE XIII AMENDMENT                                      A-15
ARTICLE XIV DURATION OF PLAN                                A-15
ARTICLE XV EFFECTIVE DATE OF PLAN                           A-15

                              OWENS & MINOR, INC.
                      1998 STOCK OPTION AND INCENTIVE PLAN

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

1.01. ADMINISTRATOR

      Administrator means the Committee and any delegate of the Committee that is appointed in accordance with Article III.

1.02. AGREEMENT

      Agreement means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of an award of Performance Shares or a Stock Award, Incentive Award, Option or SAR granted to such Participant.

1.03. BOARD

      Board means the Board of Directors of the Company.

1.04. CHANGE IN CONTROL

      Change in Control means:

     (a) Any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any Company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities provided, however, that Company securities acquired directly from the Company shall be disregarded for this purpose;

     (b) During any period of two consecutive years (not including any period prior to the execution of this agreement), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (a), (c) or (d) of this Section) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of a majority of the directors then still in office who either (x) were directors at the beginning of such period or (y) were so elected or nominated with such approval, cease for any reason to constitute at least a majority of the Board;

     (c) The stockholders of the Company approve a merger or consolidation of the Company with any other Company, other than (x) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (y) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person"(as hereinabove defined) acquires more than 20% of the combined voting power of the Company's then outstanding securities; or

     (d) The stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

1.05. CODE

      Code means the Internal Revenue Code of 1986, and any amendments thereto.

1.06. COMMITTEE

      Committee means the Compensation and Benefits Committee of the Board.

1.07. COMMON STOCK

      Common Stock means the common stock of the Company.

1.08. COMPANY

      Company means Owens & Minor, Inc.

1.09. CONTROL CHANGE DATE

      Control Change Date means the date on which a Change in Control occurs. If a Change in Control occurs on account of a series of transactions, the Control Change Date is the date of the last of such transactions.

1.10. CORRESPONDING SAR

      Corresponding SAR means an SAR that is granted in relation to a particular Option and that can be exercised only upon the surrender to the Company, unexercised, of that portion of the Option to which the SAR relates.

1.11. EXCHANGE ACT

      Exchange Act means the Securities Exchange Act of 1934, as amended.

1.12. FAIR MARKET VALUE

      Fair Market Value means, on any given date, the closing price of a share of Common Stock as reported on the New York Stock Exchange composite tape on such date, or if the Common Stock was not traded on the New York Stock Exchange on such day, then on the next preceding day that the Common Stock was traded on such exchange, all as reported by such source as the Administrator may select.

1.13. INCENTIVE AWARD

      Incentive Award means an award which, subject to such terms and conditions as may be prescribed by the Administrator, entitles the Participant to receive a cash payment from the Company or a Related Entity.

1.14. INITIAL VALUE

      Initial Value means, with respect to a Corresponding SAR, the Option price per share of the related Option and, with respect to an SAR granted independently of an Option, the Fair Market Value of one share of Common Stock on the date of grant.

1.15. OPTION

      Option means a stock option that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the price set forth in an Agreement.

1.16. PARTICIPANT

      Participant means an employee of the Company or a Related Entity, including an employee who is a member of the Board, or an individual who provides services to the Company or a Related Entity who satisfies the requirements of Article IV and is selected by the Administrator to receive an award of Performance Shares or a Stock Award, an Option, an SAR, or an Incentive Award or a combination thereof.

1.17. PERFORMANCE SHARES

      Performance Shares means an award which, in accordance with and subject to an Agreement, will entitle the Participant, or his or her estate or beneficiary in the event of the Participant's death, to receive cash or a Stock Award or a combination thereof.

1.18. PLAN

      Plan means the Owens & Minor, Inc. 1998 Stock Option and Incentive Plan.

1.19. RELATED ENTITY

      Related Entity means any "subsidiary" or "parent" corporation (within the meaning of Section 424 of the Code) of the Company.

1.20. SAR

      SAR means a stock appreciation right that in accordance with the terms of an Agreement entitles the holder to receive, with respect to each share of Common Stock encompassed by the exercise of such SAR, the amount determined by the Administrator and specified in an Agreement. In the absence of such a determination, the holder shall be entitled to receive, with respect to each share of Common Stock encompassed by the exercise of such SAR, the lesser of (a) the excess of the Fair Market Value at the time of exercise over the Initial Value, or (b) the Initial Value. References to "SARs" include both Corresponding SARs and SARs granted independently of Options, unless the context requires otherwise.

1.21. STOCK AWARD

      Stock Award means Common Stock awarded to a Participant under Article VII or in accordance with an award of Performance Shares.

1.22. TEN PERCENT SHAREHOLDER

      Ten Percent Shareholder means any individual owning more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of a Related Entity. An individual shall be considered to own any voting stock owned (directly or indirectly) by or for his or her brothers, sisters, spouse, ancestors or lineal descendants and shall be considered to own proportionately any voting stock owned (directly or indirectly) by or for a corporation, partnership, estate or trust of which such individual is a shareholder, partner or beneficiary.

                                   ARTICLE II
                                    PURPOSES
                                    --------

     The Plan is intended to assist the Company and Related Entities in recruiting and retaining key employees by enabling such employees to participate in the future success of the Company and the Related Entities and to associate their interests with those of the Company and its shareholders. The Plan is intended to permit the award of Performance Shares, the grant of Stock Awards, SARs, the grant of both Options qualifying under Section 422 of the Code ("incentive stock options") and Options not so qualifying, and the grant of Incentive Awards. No Option that is intended to be an incentive stock option shall be invalid for failure to qualify as an incentive stock option. The proceeds received by the Company from the sale of Common Stock pursuant to this Plan shall be used for general corporate purposes.

                                  ARTICLE III
                                 ADMINISTRATION
                                 --------------

     The Plan shall be administered by the Administrator. The Administrator shall have authority to award Performance Shares and to grant Stock Awards, Incentive Awards, Options and SARs upon such terms (not inconsistent with the provisions of this Plan) as the Administrator may consider appropriate. Such terms may include conditions (in addition to those contained in this Plan) on the exercisability of all or any part of an Option or SAR or on the transferability or forfeitability of a Stock Award, Incentive Award, or Performance Shares, including by way of example and not limitation, conditions on which Participants may defer receipt of benefits under the Plan, requirements that the Participant complete a specified period of employment with the Company or a Related Entity or that the Company achieve a specified level of financial performance. Notwithstanding any such conditions, the Committee may, in its discretion, accelerate the time at which any Option or SAR may be exercised, or the time at which a Stock Award may become transferable or nonforfeitable or the time at which an Incentive Award or an award of Performance Shares may be settled. In addition, the Administrator shall have complete authority to interpret all provisions of this Plan; to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator. Any decision made, or action taken, by the Administrator or in connection with the administration of this Plan shall be final and conclusive. Neither the Administrator nor any member of the Committee shall be liable for any act done in good faith with respect to this Plan or any Agreement, Option, SAR, Stock Award, Incentive Award or award of Performance Shares. All expenses of administering this Plan shall be borne by the Company.

     The Committee, in its discretion, may delegate to one or more officers of the Company all or part of the Committee's authority and duties with respect to grants and awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee's delegate or delegates that were consistent with the terms of the Plan.

                                   ARTICLE IV
                                  ELIGIBILITY
                                  -----------

4.01. GENERAL.

      Any employee of the Company or a Related Entity (including a corporation that becomes a Related Entity after the adoption of this Plan) or a person who provides services to the Company or a Related Entity (including a corporation that becomes a Related Company after the adoption of this Plan) is eligible to participate in this Plan if the Administrator, in its sole discretion, determines that such person has contributed significantly or can be expected to contribute significantly to the profits or growth of the Company or a Related Entity. Directors of the Company who are employees of the Company or a Related Entity may be selected to participate in this Plan.

4.02. GRANTS.

      The Administrator will designate individuals to whom an award of Performance Shares are to be granted and to whom Stock Awards, Incentive Awards, Options and SARs are to be granted and will specify the number of shares of Common Stock subject to each award or grant. An SAR may be granted with or without a related Option. Each award of Performance Shares and all Stock Awards, Options, SARs, and Incentive Awards granted under this Plan shall be evidenced by Agreements which shall be subject to the applicable provisions of this Plan and to such other provisions as the Administrator may adopt. No Participant may be granted incentive stock options or related SARs (under all incentive stock option plans of the Company and any Related Entity) which are first exercisable in any calendar year for stock having an aggregate Fair Market Value (determined as of the date an Option is granted) that exceed the limitation prescribed by Code section 422(d). The preceding annual limitation shall not apply with respect to Options that are not incentive stock options.

                                   ARTICLE V
                             STOCK SUBJECT TO PLAN
                             ---------------------

5.01. SHARES ISSUED.

     Upon the award of shares of Common Stock pursuant to a Stock Award, the Company may issue shares of Common Stock from its authorized but unissued Common Stock. Upon the exercise of any Option or SAR, the Company may deliver to the Participant (or the Participant's broker if the Participant so directs), shares of Common Stock from its authorized but unissued Common Stock.

5.02. AGGREGATE LIMIT.

      The maximum aggregate number of shares of Common Stock that may be issued under this Plan is 2,780,000 shares. Moreover, the maximum aggregate number of shares of Common Stock that may be issued as Stock Awards is 460,000 shares. The maximum aggregate number of shares of Common Stock that may be issued under this Plan and the maximum number of shares that may be issued as Stock Awards shall be subject to adjustment as provided in Article X.

5.03. INDIVIDUAL LIMITATIONS.

      Subject to the limitations set forth in the preceding sections, no individual may, in any calendar year, be granted or awarded (i) Options, covering more than 75,000 shares of Common Stock; (ii) SARs with respect to 75,000 shares of Common Stock; (iii) Stock Awards covering 25,000 shares of Common Stock; (iv) Performance Shares covering more than 25,000 shares of Common Stock; or (v) Incentive Awards exceeding the lesser of 75% of the Participant's base salary (prior to any salary reduction or deferral election) or $500,000.
In applying the limitations of the preceding sentence, an Option and Corresponding SAR shall be treated as a single award. The limitations set forth in this Section 5.03 shall be subject to adjustment as provided in Article X.

5.04. REALLOCATION OF SHARES.

      If an Option is terminated, in whole or in part, for any reason other than its exercise or the exercise of a Corresponding SAR, the number of shares of Common Stock allocated to the Option or portion thereof may be reallocated to other Options, SARs, Stock Awards and awards of Performance Shares to be granted under this Plan. If an SAR is terminated, in whole or in part, for any reason other than its exercise or the exercise of a related Option, the number of shares of Common Stock allocated to the SAR or portion thereof may be reallocated to other Options, SARs, Stock Awards and awards of Performance Shares to be granted under this Plan. If an award of Performance Shares is forfeited, in whole or in part, without the issuance of a Stock Award, the number of shares of Common Stock allocated to the Performance Share Award or portion thereof may be reallocated to other Options, SARs, Stock Awards and awards of Performance Shares to be granted under this Plan. If a Stock Award is forfeited, in whole or in part, the number of shares of Common Stock allocated to the Stock Award may be reallocated to other Options, SARs, Stock Awards and awards of Performance Shares to be granted under this Plan.

                                   ARTICLE VI
                                OPTIONS AND SARS
                                ----------------

6.01. AWARDS.

      In accordance with Article IV, and subject to the limitations set forth in Plan section 5.03, the Administrator will designate each individual to whom an Option, SAR or both is to be made and will specify the number of shares of Common Stock covered by such awards.

6.02. OPTION PRICE.

      The price per share for Common Stock purchased on the exercise of an Option shall be determined by the Administrator on the date of grant; provided, however, that the price per share for Common Stock purchased on the exercise of any Option shall not be less than the Fair Market Value on the date the Option is granted. Notwithstanding the preceding sentence, the price per share for Common Stock purchased on the exercise of any Option that is an incentive stock option granted to an individual who is a Ten Percent Shareholder on the date such option is granted, shall not be less than one hundred ten percent (110%) of the Fair Market Value on the date the Option is granted. Except as provided in
Article X, the Administrator may not adjust or amend the option price or Initial Value of a previously granted Option or SAR whether through amendment, cancellation, replacement grant or any other means.

6.03. MAXIMUM OPTION OR SAR PERIOD.

      The maximum period in which an Option or SAR may be exercised shall be determined by the Administrator on the date of grant, except that no Option that is an incentive stock option or its Corresponding SAR shall be exercisable after the expiration of ten years from the date such Option or Corresponding SAR was granted. In the case of an incentive stock option or a Corresponding SAR granted to a Participant who is a Ten Percent Shareholder on the date of grant, such Option or its Corresponding SAR shall not be exercisable after the expiration of five years from the date of grant. The terms of any Option or SAR may provide that it is exercisable for a period less than such maximum period.

6.04. NONTRANSFERABILITY.

      Any Option or SAR granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. In the event of any such transfer, the Option and any Corresponding SAR that relates to such Option must be transferred to the same person or person(s). During the lifetime of the Participant to whom the Option or SAR is granted, the Option or SAR may be exercised only by the Participant. No right or interest of a Participant in any Option or SAR shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

6.05. TRANSFERABLE OPTIONS AND SARS.

      Section 6.04 to the contrary notwithstanding, if the Agreement provides, an Option that is not an incentive stock option or an SAR, other than a Corresponding SAR that is related to an incentive stock option, may be transferred by a Participant to the Participant's children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners, on such terms and conditions as may be permitted under Securities Exchange Commission Rule 16b-3 as in effect from time to time. The holder of an Option or SAR transferred pursuant to this section shall be bound by the same terms and conditions that governed the Option or SAR during the period that it was held by the Participant; provided, however, that such transferee may not transfer the Option or SAR except by will or the laws of descent and distribution. In the event of any transfer of an Option or SAR (by the Participant or his transferee), such Option and any Corresponding SAR must be transferred to the same person or persons or entity or entities.

6.06. EXERCISE.

      Subject to the provisions of this Plan, an Option or SAR may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Administrator shall determine; provided, however, that a Corresponding SAR that is related to an incentive stock option may be exercised only to the extent that the related Option is exercisable and when the Fair Market Value exceeds the Option price of the related Option. An Option or SAR granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the Option or SAR could be exercised. A partial exercise of an Option or SAR shall not affect the right to exercise the Option or SAR from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the Option or related to the SAR. The exercise of either an Option or Corresponding SAR shall result in the termination of the other to the extent of the number of shares with respect to which the Option or Corresponding SAR is exercised.

6.07. PAYMENT.

      Unless otherwise provided by the Agreement, payment of the Option price shall be made in cash or a cash equivalent acceptable to the Administrator. Subject to rules established by the Committee, payment of all or part of the Option price may be made with shares of Common Stock to the Company. If Common Stock is used to pay all or part of the Option price, the sum of the cash and cash equivalent and the Fair Market Value of the surrendered shares (on the day preceding the exercise date) must not be less than the Option price of the shares for which the Option is being exercised.

6.08. DETERMINATION OF PAYMENT OF CASH AND/OR COMMON STOCK UPON EXERCISE OF SAR.

      At the Administrator's discretion, the amount payable as a result of the exercise of an SAR may be settled in cash, Common Stock, or a combination of cash and Common Stock. A fractional share shall not be deliverable upon the exercise of an SAR but a cash payment will be made in lieu thereof.

6.09. SHAREHOLDER RIGHTS.

      No Participant shall have any rights as a stockholder with respect to shares subject to his or her Option or SAR until the date of exercise of such Option or SAR.

6.10. CHANGE IN CONTROL.

      Section 6.06 to the contrary notwithstanding, after a Control Change Date each Option and SAR shall be fully exercisable thereafter in accordance with the terms of the applicable Agreement. If not sooner exercisable under the terms of the applicable Agreement, a Participant's Option or SAR shall be fully exercisable (i) as of his or her termination of employment if his or her employment terminates after a Control Change Date and he or she is terminated without cause or following his or her refusal to move to another location or
(ii) as of the date that there is a material reduction in the Participant's compensation or duties if such reduction occurs after a Control Change Date.
For purposes of the preceding sentence the term "cause" means a willful neglect of responsibilities to the Company or a Related Entity.

                                  ARTICLE VII
                                  STOCK AWARDS
                                  ------------

7.01. AWARDS.

      In accordance with the provisions of Article IV, and subject to the limitations set forth in Plan section 5.03, the Administrator will designate each individual to whom a Stock Award is to be made and will specify the number of shares of Common Stock covered by such awards. The limitation of Section
5.03 on the issuance of Stock Awards shall not limit the issuance of Stock Awards in settlement of Performance Share awards.

7.02. VESTING.

      The Administrator, on the date of the award, may prescribe that a Participant's rights in the Stock Award shall be forfeitable or otherwise restricted for a period of time or subject to such conditions as may be set forth in the Agreement. By way of example and not of limitation, the restrictions may postpone transferability, vesting or both of the shares until the attainment of performance objectives prescribed by Committee or may provide that the shares will be forfeited if the Participant separates from the service of the Company and its Related Entities before the expiration of a stated term. If a Stock Award is not nonforfeitable and transferable upon its grant, the period of restriction shall be at least three years, provided that the minimum period of restriction shall be at least one year in the case of a Stock Award that will become transferable and nonforfeitable on account of the satisfaction of performance objectives prescribed by the Administrator.

7.03. PERFORMANCE OBJECTIVES.

      In accordance with Section 7.02, the Committee may prescribe that Stock Awards will become vested or transferable or both based on objectives stated with respect to one or more of the Company's, a Related Entity's or an operating unit's (i) gross, operating or net earnings before or after taxes, (ii) return on equity, (iii) return on capital, (iv) return on sales, (v) return on assets or net assets, (vi) earnings per share, (vii) cash flow per share, (viii) book value per share, (ix) earnings growth, (x) sales growth, (xi) volume growth,
(xii) cash flow (as defined by the Committee), (xiii) Fair Market Value, (xiv) total shareholder return, (xv) market share, (xvi) productivity, (xvii) level of expenses, (xviii) quality, (ix) safety, (x) customer satisfaction, (xi) total economic value added, or (xii) peer group comparisons of any of the aforementioned objectives. If the Committee, on the date of the award, prescribes that a Stock Award shall become nonforfeitable and transferable only upon the attainment of performance objectives stated with respect to one or more of the foregoing criteria, the shares subject to such Stock Award shall become nonforfeitable and transferable only to the extent the Committee certifies that such objectives have been achieved.

7.04. CHANGE IN CONTROL.

      Sections 7.02 and 7.03 to the contrary notwithstanding, after a Control Change Date each Stock Award will become transferable and nonforfeitable thereafter in accordance with the terms of the applicable Agreement. If not sooner transferable and nonforfeitable under the terms of the applicable Agreement, a Participant's interest in a Stock Award shall be transferable and nonforfeitable (i) as of his or her termination of employment if his or her employment terminates after a Control Change Date and he or she is terminated without cause or following his or her refusal to move to another location or
(ii) as of the date that there is a material reduction in the Participant's compensation or duties if such reduction occurs after a Control Change Date. For purposes of the preceding sentence the term "cause" means a willful neglect of responsibilities to the Company or a Related Entity.

7.05. SHAREHOLDER RIGHTS.

      Prior to their forfeiture (in accordance with the terms of the Agreement and while the shares of Common Stock granted pursuant to the Stock Award may be forfeited), a Participant will have all rights of a shareholder with respect to a Stock Award, including the right to receive dividends and vote the shares; provided, however, that (i) a Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of shares of Common Stock granted pursuant to a Stock Award, (ii) the Company shall retain custody of the certificates evidencing shares of Common Stock granted pursuant to a Stock Award, and (iii) the Participant will deliver to the Company a stock power, endorsed in blank, with respect to each Stock Award. The limitations set forth in the preceding sentence shall not apply after the shares of Common Stock granted under the Stock Award are no longer forfeitable.

                                  ARTICLE VIII
                            PERFORMANCE SHARE AWARDS
                            ------------------------

8.01. AWARD.

      In accordance with the provisions of Article IV and subject to the limitations set forth in paragraph 5.03, the Administrator will designate individuals to whom an award of Performance Shares is to be granted and will specify the number of shares of Common Stock covered by the award.

8.02. EARNING THE AWARD

      The Administrator, on the date of the grant of an award, may prescribe that the Performance Shares, or portion thereof, will be earned, and the Parti-cipant will be entitled to receive Common Stock pursuant to a Stock Award, a cash payment or a combination thereof, only upon the satisfaction of certain requirements. By way of example and not of limitation, the restrictions may provide that Performance Shares shall be earned only upon the Participant's completion of a specified period of employment with the Company or Related Entity or upon the attainment of stated performance objectives or goals. The period for determining whether such requirements are satisfied shall be at least three years; provided that the period shall be at least one year in the case of Performance Shares earned upon the attainment of stated performance objectives or goals. Such performance objectives or goals may be based on one or more of the Company's, a Related Entity's or an operating unit's (i) gross, operating or net earnings before or after taxes, (ii) return on equity, (iii) return on capital, (iv) return on sales, (v) return on assets or net assets, (vi) earnings per share, (vii) cash flow per share, (viii) book value per share, (ix) earnings growth, (x) sales growth, (xi) volume growth, (xii) cash flow (as defined by the Committee), (xiii) Fair Market Value, (xiv) share price or total shareholder return, (xv) market share, (xvi) productivity, (xvii) level of expenses, (xviii) quality, (ix) safety, (x) customer satisfaction, (xi) total economic value added or (xii) peer group comparisons of any of the aforementioned objectives. If the Committee, on the date of the award, prescribes that Performance Shares shall be earned only upon the attainment of performance objectives stated with respect to one or more of the foregoing criteria, such Performance Shares shall be earned only to the extent the Committee certifies that such objectives have been achieved.

8.03. PAYMENT.

      In the discretion of the Administration, the amount payable when an award of Performance Shares is earned may be settled in cash, by the grant of a Stock Award or a combination of cash and a Stock Award. A fractional share shall not be deliverable when an award of Performance Shares is earned, but a cash payment will be made in lieu thereof.

8.04. CHANGE IN CONTROL.

      Section 8.02 to the contrary notwithstanding, after a Control Change Date each Performance Share shall be earned in its entirety and converted into a Stock Award in accordance with the terms of the applicable Agreement. If not sooner earned in accordance with the terms of the applicable Agreement, a Participant's interest in each Performance Share shall be earned and converted into a Stock Award (i) as of his or her termination of employment if his or her employment terminates after a Control Change Date and he or she is terminated without cause or following his or her refusal to move to another location or
(ii) as of the date that there is a material reduction in the Participant's compensation or duties if such reduction occurs after a Control Change Date. For purposes of the preceding sentence the term "cause" means a willful neglect of responsibilities to the Company or a Related Entity. Each such Stock Award issued under this Section 8.04 will be transferable and nonforfeitable

8.05. SHAREHOLDER RIGHTS.

      No Participant shall, as a result of receiving an award of Performance Shares, have any rights as a shareholder until and to the extent that the award of Performance Shares is earned and a Stock Award is made. If the Agreement so provides, a Participant may receive a cash payment equal to the dividends that are payable with respect to the number of shares of Common Stock covered by the award between the date the Performance Shares are awarded and the date a Stock Award is made. A Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of a Performance Share award or the right to receive Common Stock thereunder other than by will or the laws of descent and distribution. After an award of Performance Shares is earned and a Stock Award is made, a Participant will have all the rights of a shareholder as described in Plan section 7.05.

                                   ARTICLE IX
                                INCENTIVE AWARDS
                                ----------------

9.01. AWARDS.

     The Administrator shall designate Participants to whom Incentive Awards are made for annual incentive payments. All Incentive Awards shall be finally determined exclusively by the Administrator under the procedures established by the Administrator, subject to the limitations set forth in Section 5.03.

9.02. TERMS AND CONDITIONS.

     The Administrator, at the time an Incentive Award is made, shall specify the terms and conditions which govern the award. Such terms and conditions may include, by way of example and not of limitation, requirements that the Participant complete a specified period of employment with the Company or a Related Entity or that the Company, a Related Entity, or the Participant attain stated objectives or goals as a prerequisite to payment under an Incentive Award. The period for determining whether such requirements are satisfied shall be at least one year. The performance objectives or goals may be based on one or more of the Company's, a Related Entity's or an operating unit's (i) gross, operating or net earnings before or after taxes, (ii) return on equity, (iii) return on capital, (iv) return on sales, (v) return on assets or net assets,
(vi) earnings per share, (vii) cash flow per share, (viii) book value per share,
(ix) earnings growth, (x) sales growth, (xi) volume growth, (xii) cash flow (as defined by the Committee), (xiii) Fair Market Value, (xiv) total shareholder return, (xv) market share, (xvi) productivity, (xvii) level of expenses, (xviii) quality, (ix) safety, (x) customer satisfaction, (xi) total economic value added or (xii) peer group comparisons of any of the aforementioned objectives. If the Committee, on the date of the award, prescribes that the Incentive Award shall be earned only upon the attainment of performance objectives stated with respect to one or more of the foregoing criteria, such Incentive Award shall be earned only to the extent that the Committee certifies that such objectives have been achieved. The Administrator, at the time an Incentive Award is made, shall also specify when amounts shall be payable under the Incentive Award and whether amounts shall be payable in the event of the Participant's death, disability, or retirement.

                                   ARTICLE X
                     ADJUSTMENT UPON CHANGE IN COMMON STOCK
                     --------------------------------------

     The maximum number of shares as to which Options, SARs, Stock Awards and awards of Performance Shares may be granted under this Plan, the individual limitations set forth in Section 5.03, and the terms of outstanding awards of Performance Shares, Stock Awards, Options, SARs, and Incentive Awards shall be adjusted as the Committee shall determine to be equitably required in the event that (a) the Company (i) effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or (ii) engages in a transaction to which Section 424 of the Code applies or (b) there occurs any other event which, in the judgment of the Committee is equitably required. Any determination made under this Article X by the Committee shall be final and conclusive.

     The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the maximum number of shares as to which Options, SARs, Stock Awards, and awards of Performance Shares may be granted, the terms of outstanding awards of Performance Shares, Stock Awards, Options, SARs, or Incentive Awards, or the individual limitations set forth in Section 5.03.

     The Committee may make Stock Awards and may grant awards of Performance Shares, Options, and SARs in substitution for performance shares, phantom shares, stock awards, stock options, stock appreciation rights, or similar awards held by an individual who becomes an employee of the Company or a Related Entity in connection with a transaction described in the first paragraph of this
Article X. Notwithstanding any provision of the Plan (other than the limitations of Article V), the terms of such substituted awards of Performance Shares, Stock Awards, Option or SAR grants shall be as the Committee, in its discretion, determines is appropriate.

                                   ARTICLE XI
             COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES
             -----------------------------------------------------

     No Option or SAR shall be exercisable, no Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party, and the rules of all domestic stock exchanges on which the Company's shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any share certificate issued to evidence Common Stock when a Stock Award is granted or for which an Option or SAR is exercised may bear such legends and statements as the Administrator may deem advisable to assure compliance with federal and state laws and regulations. No Option or SAR shall be exercisable, no Stock Award shall be granted, no Common Stock shall be issued, no certificate for shares shall be delivered, and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Administrator may deem advisable from regulatory bodies having jurisdiction over such matters.

                                  ARTICLE XII
                               GENERAL PROVISIONS
                               ------------------

12.01. EFFECT ON EMPLOYMENT OR SERVICE.

        Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof) shall confer upon any individual any right to continue in the employ or service of the Company or a Related Entity or in any way affect any right and power of the Company or a Related Entity to terminate the employment or service of any individual at any time with or without assigning a reason therefor.

12.02. UNFUNDED PLAN.

       The Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

12.03. DISPOSITION OF STOCK.

       A Participant shall notify the Administrator of any sale or other disposition of Common Stock acquired pursuant to an Option that was an incentive stock option if such sale or disposition occurs (i) within two years of the grant of an Option or (ii) within one year of the issuance of the Common Stock to the Participant. Such notice shall be in writing and directed to the Secretary of the Company.

12.04. RULES OF CONSTRUCTION.

       Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

12.05. EMPLOYEE STATUS.

       In the event that the terms of any award of Performance Shares, or Stock Award or Incentive Award or the grant of any Option or SAR provide that shares may be issued or become transferable and nonforfeitable thereunder only after completion of a specified period of employment, the Administrator may decide in each case to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment.

12.06. WITHHOLDING TAXES.

       Each Participant shall be responsible for satisfying any income and employment tax withholding obligations attributable to participation in the Plan. Unless otherwise provided by the Agreement, any such withholding tax obligations may be satisfied in cash (including from any cash payable in settlement of an award of Performance Shares, an SAR or Incentive Award) or a cash equivalent acceptable to the Committee. Any withholding tax obligations may also be satisfied by surrendering shares of Common Stock to the Company, by withholding or reducing the number of shares of Common Stock otherwise issuable to the Participant upon the exercise of an Option or SAR, the settlement of an award of Performance Shares or the grant or vesting of a Stock Award, or by any other method as may be approved by the Committee. If shares of Common Stock are used to pay all or part of such withholding tax obligation, the Fair Market Value of the shares surrendered, withheld or reduced shall be determined as of the day preceding the date the Option or SAR is exercised, the Stock Award vests or the Performance Shares are earned, as applicable.

12.07. CERTAIN REDUCTION OF PARACHUTE PAYMENTS

       Any benefit, payment, accelerated vesting or other right under this Plan may constitute a "parachute payment" (as defined in Code section 280G(b)(2)(A), but without regard to Code section 280G(b)(2)(A)(ii)), with respect to a Participant and the Participant may incur a liability under Code section 4999. In that event, the Company shall reduce any such parachute payments, if, and only to the extent that a reduction will allow the Participant to receive a greater "net after-tax amount" than such Participant would receive absent a reduction. For purposes of this Plan section, "net after tax amount" means the amount of any parachute payments, as applicable, net of taxes imposed under Code sections 1, 3101(b) and 4999 and any State or local income taxes applicable to the Participant as in effect on the date of the first payment under this Plan Agreement. The determination of the net after tax amount shall be calculated by applying the foregoing taxes on income of the same character as the parachute payments or capped parachute payments, as applicable at the top marginal rates, in effect for the year in which the determination is made. "Capped parachute payments" means the largest amount of parachute payments that may be paid without liability under Code section 4999.

                                  ARTICLE XIII
                                   AMENDMENT
                                   ---------

     The Board may amend or terminate this Plan from time to time; provided, however, that no amendment may become effective until shareholder approval is obtained if (i) the amendment increases the aggregate number of shares of Common Stock that may be issued under the Plan or (ii) the amendment changes the class of individuals eligible to become Participants. No amendment shall, without a Participant's consent, adversely affect any rights of such Participant under any outstanding award of Performance Shares, or under any Stock Award, Option or SAR outstanding at the time such amendment is made.

                                  ARTICLE XIV
                                DURATION OF PLAN
                                ----------------

     No Performance Shares may be awarded and no Stock Award, Option, SAR or Incentive Award may be granted under this Plan after April 28, 2005. Performance Shares awarded, and Stock Awards, Options, SARs and Incentive Awards granted before that date shall remain valid in accordance with their terms.

                                   ARTICLE XV
                             EFFECTIVE DATE OF PLAN
                             ----------------------

     Performance Shares may be awarded and Options, SARs and Incentive Awards may be granted under this Plan upon its adoption by the Board, provided that no award of Performance Shares, Option or SAR will be effective unless this Plan is approved by a majority of the votes entitled to be cast by the Company's shareholders, voting either in person or by proxy, at a duly held shareholders' meeting within twelve months of such adoption. Stock Awards may be granted under this Plan upon its approval by shareholders in accordance with the preceding sentence.